EXHIBIT 10.1

AGREEMENT OF PURCHASE AND SALE

by and between

BLOCK NINE OWNER, LLC,
a Delaware limited liability company

(“Purchaser”)

and

ASHFORD SAN FRANCISCO II LP,
a Delaware limited partnership,

and

ASHFORD TRS SF LLC,
a Delaware limited liability company

(collectively, “Seller”)

The Clancy, 299 2nd St, San Francisco, CA 94105

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TABLE OF CONTENTS
Page
Article I. DEFINITIONS    1
1.1.    Definitions    1
Article II. PURCHASE AND SALE; DEPOSIT; PAYMENT OF PURCHASE PRICE; STUDY PERIOD    8
2.1.    Purchase and Sale    8
2.2.    Payment of Purchase Price    8
2.3.    Deposit    8
2.4.    Study Period    9
Article III. SELLER’S REPRESENTATIONS AND WARRANTIES    11
3.1.    Organization and Power    11
3.2.    Authorization and Execution    11
3.3.    Non-contravention    11
3.4.    Compliance with Existing Laws    12
3.5.    Management Agreement/Operating Agreements    12
3.6.    Condemnation Proceedings; Roadways    12
3.7.    Actions or Proceedings    12
3.8.    Occupancy Agreements    12
3.9.    Permits    13
3.10.    Capital Improvements    13
3.11.    ERISA    13
3.12.    Seller Is Not a “Foreign Person”    13
3.13.    Bankruptcy    13
3.14.    Employees    14
3.15.    Labor and Employment    14
3.16.    Financial Statements    14
3.17.    Right of First Refusal    14
3.18.    Taxes    14
3.19.    Terrorism    15
3.20.    Trademarks    15
3.21.    LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES    15
Article IV. PURCHASER’S REPRESENTATIONS AND WARRANTIES    19
4.1.    Organization and Power    20
4.2.    Authorization and Execution    20
4.3.    Non-contravention    20
4.4.    Litigation    20
4.5.    Patriot Act    20
4.6.    Terrorism    20
Article V. CONDITIONS PRECEDENT    21
5.1.    As to Purchaser’s Obligations    21
5.2.    As to Seller’s Obligations    22
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Article VI. COVENANTS OF SELLER AND PURCHASER    22
6.1.    Operating Agreements/Occupancy Agreements/Leased Property Agreements    22
6.2.    Warranties and Guaranties; Authorizations    23
6.3.    No Transfers    23
6.4.    Insurance    23
6.5.    Operation of Property Prior to Closing    23
6.6.    Employee Claims    24
6.7.    Collective Bargaining Agreement    25
6.8.    Estoppels    26
6.9.    Downtown Rail Extension    26
6.10.    Tax Clearance Certificates    26
6.11.    Ongoing Work    27
Article VII. CLOSING    27
7.1.    Closing    27
7.2.    Seller’s Deliveries    28
7.3.    Purchaser’s Deliveries    29
7.4.    Mutual Deliveries    29
7.5.    Closing Costs    30
7.6.    Revenue and Expense Allocations    30
7.7.    Safe Deposit Boxes    33
7.8.    Inventory of Baggage    33
7.9.    Acquisition and Payment for Inventory    34
7.10.    Assumption of Liabilities    34
Article VIII. GENERAL PROVISIONS    34
8.1.    Fire or Other Casualty    34
8.2.    Condemnation    35
8.3.    Broker    36
8.4.    Bulk Sale    36
8.5.    Confidentiality    36
8.6.    Liquor Licenses    38
8.7.    Management Agreement    39
Article IX. DEFAULT; TERMINATION RIGHTS    39
9.1.    Default by Seller/Failure of Conditions Precedent    39
9.2.    Default by Purchaser/Failure of Conditions Precedent    40
9.3.    Costs and Attorneys’ Fees    41
9.4.    Limitation of Liability    41
9.5.    Indemnification of Purchaser    41
9.6.    Indemnification of Seller    41
Article X. MISCELLANEOUS PROVISIONS    42
10.1.    Completeness; Modification    42
10.2.    Assignments    42
10.3.    Successors and Assigns    42
10.4.    Days    42
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10.5.    Governing Law    42
10.6.    Counterparts    42
10.7.    Severability    43
10.8.    Costs    43
10.9.    Notices    43
10.10.    Escrow Agent    44
10.11.    Incorporation by Reference    45
10.12.    Survival    45
10.13.    Further Assurances    45
10.14.    No Partnership    46
10.15.    Time of Essence    46
10.16.    Signatory Exculpation    46
10.17.    Rules of Construction    46
10.18.    No Recording    46
10.19.    Facsimile or Electronic Signatures    46
10.20.    Seller    47
10.21.    Survival    47
10.22.    Energy Disclosure    47
10.23.    Natural Hazards Disclosure Requirements    47

EXHIBIT A        LAND
EXHIBIT B        FORM OF TRADEMARK ASSIGNMENT
EXHIBIT C        FORM OF DEED
EXHIBIT D        SPECIAL WARRANTY BILL OF SALE
EXHIBIT E        ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F        FORM OF ASSIGNMENT OF OCCUPANCY AGREEMENTS
EXHIBIT G        FORM OF FIRPTA CERTIFICATE
EXHIBIT H        INTENTIONALLY OMITTED
EXHIBIT I    ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT
EXHIBIT J        FORM OF MANAGER ESTOPPEL
SCHEDULE 1        CLOSING COST ALLOCATIONS
SCHEDULE 3.4    VIOLATIONS OF LAW
SCHEDULE 3.9    EXPIRED AUTHORIZATIONS
SCHEDULE 3.15    UNION CONTRACTS
SCHEDULE 3.20    REGISTERED TRADEMARKS
SCHEDULE 6.11    ONGOING WORK

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AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of October 6, 2025 (the “Effective Date”), by and between BLOCK NINE OWNER, LLC, a Delaware limited liability company (“Purchaser”), and ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership (“Fee Owner”), and ASHFORD TRS SF LLC, a Delaware limited liability company (“Operating Lessee” and, together with Fee Owner, collectively, “Seller”).
R E C I T A T I O N S:
A.    Seller is the owner of those certain parcels of real property more particularly described on Exhibit A attached hereto and made a part hereof, and the improvements situated thereon operated by Seller as The Clancy (the “Hotel”), situate, lying and being in 299 2nd Street, San Francisco, CA 94105.
B.    Purchaser is desirous of purchasing such hotel property from Seller and Seller is desirous of selling such hotel property to Purchaser, for the purchase price and upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:
ARTICLE I.
DEFINITIONS
1.1.    Definitions. The following terms shall have the indicated meanings:
“Act” shall have the meaning ascribed to such term in Section 10.23 hereof.
“Action” shall have the meaning ascribed to such term in Section 3.7 hereof.
“Additional Objections” shall have the meaning ascribed to such term in Section 2.4(b) hereof.
“Advance Bookings” shall mean reservations and agreements made or entered into by Seller or Manager in the ordinary course of business prior to Closing and assumed by Purchaser for hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other hotel services to be provided after Closing at or by the Hotel.
“Affiliate” of a Person shall mean (i) any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person, or (ii) any other Person in which such Person has a direct or indirect equity interest constituting at least a majority interest of the total equity of such other Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major

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policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Laws” shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority affecting the Property or the ownership, operation, use, maintenance or condition thereof.
“Approval Standard” shall have the meaning ascribed to such term in Section 6.1 hereof.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in substantially the form attached hereto as Exhibit E whereby Seller assigns and Purchaser assumes all of its or their respective right, title and interest in and to the Operating Agreements and the Leased Property Agreements that have not been terminated prior to Closing in accordance herewith.
“Assignment and Assumption of Management Agreement” shall have the meaning ascribed to such term in Section 7.2(k) hereof.
“Assignment of Occupancy Agreements” shall mean an assignment agreement in substantially the form attached hereto as Exhibit F whereby Seller assigns and Purchaser assumes all of its right, title and interest in and to the Occupancy Agreements.
“Assumed Liabilities” shall have the meaning ascribed to such term in Section 7.10 hereof.
“Authorizations” shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.
“Bill of Sale” shall mean a bill of sale in substantially the form attached hereto as Exhibit D whereby Seller conveys its or their respective right, title and interest in and to the Personal Property (other than Leased Property) to Purchaser, together with any Warranties and Guaranties and Authorizations related thereto.
“Capital Expenditure Reserve Account” shall mean the capital expenditure reserve account maintained with Manager pursuant to the Management Agreement.
“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.
“Closing Date” shall mean the date on which the Closing shall occur, which shall be November 20, 2025, subject to extension as provided herein (including Purchaser’s extension option set forth in Section 7.1 hereof).

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“Closing Documents” shall mean the documents defined as such in Section 7.1 hereof.
“Closing Obligations” shall have the meaning ascribed thereto in Section 9.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Data Site” shall mean the data site maintained regarding the Property and made available to Purchaser at https://www.dropbox.com/scl/fo/2yv6rin5p8wp9sdtf551o/AI7dwJMJINsyOl-v5wydOoM?rlkey=v1wxvl5oj241dciwse02cck4v&e=1&st=6qwipgh1&dl=0.
“Deed” shall mean a grant deed in substantially the form attached hereto as Exhibit C conveying title to the Real Property from Fee Owner to Purchaser.
“Deposit” shall mean all amounts deposited from time to time with Escrow Agent by Purchaser pursuant to and as defined in Section 2.3 hereof (including the Initial Deposit and the Extension Deposit, if applicable), plus all interest or other earnings that may accrue thereon.
“Disclosure Vendor” shall mean a natural hazard consultant retained by Seller to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Sections 1103 to 1103.15.
“Effective Date” (or other similar phrases such as “date of this Agreement” or “date hereof”) shall have the definition ascribed to such term in the preamble hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended (ERISA).
“Escrow Agent” shall mean Kensington Vanguard National Title, 5949 Sherry Lane, Suite 111, Dallas, Texas 75225, Attn:  Trey Lentz; Email: TLentz@kvnational.com; Phone: (214) 273-2514, as agent for Fidelity National Title Insurance Company.
“Extension Deposit” shall have the definition ascribed to such term in Section 7.1 hereof.
“Fee Owner” shall have the meaning ascribed to such term in the Preamble.
“FIRPTA Certificate” shall mean the affidavit of Seller under Section 1445 of the Internal Revenue Code, as amended, in substantially the form attached hereto as Exhibit G.
“Governmental Authority” shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, office or instrumentality, foreign or domestic, or any of them.
“Hotel” shall have the definition ascribed to such term in the Recitations.

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“Hotel Employees” shall mean all employees of Seller, Manager or any Affiliate thereof employed at the Property or to operate the Hotel.
“Improvements” shall mean the Hotel and all other buildings, improvements, fixtures, all mechanical, heating, air conditioning, plumbing, electrical and ventilating systems, parking facilities and appurtenances and other items of real estate located on or affixed to the Land.
“Initial Deposit” shall have the definition ascribed to such term in Section 2.3 hereof.
“Inspection Agreement” shall mean that certain Inspection Agreement dated August 19, 2025, executed by and between Purchaser and Seller.
“Insurance Policies” shall mean all policies of insurance maintained by or on behalf of Seller pertaining to the Property, its operation, or any part thereof.
“Intangible Personal Property” shall mean, to the extent assignable, all intangible personal property owned or possessed by Seller and used in connection with the ownership or operation of the Property, including, without limitation, (1) Seller’s right, title and interest in and to Authorizations, (2) Seller’s right, title and interest in and to utility and development rights and privileges, general intangibles, business records and specifications pertaining to the Real Property and the Personal Property, (3) Seller’s right, title and interest in and to any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, (4) Advance Bookings, (5) subject to a corresponding credit to Seller, all cash on hand or on deposit in any house bank at the Hotel, and (6) the Trademarks.
“Inventory” shall mean all inventories of food and beverage (to the extent permitted by Applicable Laws, alcoholic and non-alcoholic) in opened or unopened cases whether in use or held in reserve storage for future use or ordered for future use, all china, glassware, silverware, kitchen and bar small goods, guest supplies, operating supplies, printing, stationary and uniforms, whether in use or held in reserve storage for future use or ordered for future use in connection with the operation of a hotel and all in-use or reserve stock of linens, towels, paper goods, soaps, cleaning supplies and the like with respect to the Hotel.
“Land” shall mean those certain parcels of real estate lying and being in San Francisco, California, and more particularly described on Exhibit A hereof, together with all rights, titles, benefits, easements, privileges, remainders, tenements, hereditaments, interests, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Seller therein, in and to adjacent strips and gores, if any, between the Land and abutting properties, and in and to adjacent streets, highways, roads, alleys or rights-of-way, and the beds thereof (except to the extent, if any, that such strips or gores or such streets, highways, roads, alleys or rights-of-way abut or provide access to or benefit other properties owned by Seller), either at law or in equity, in possession or expectancy, now or hereafter acquired.

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“Leased Property” shall mean all items of Tangible Personal Property that are subject to any capital lease, operating lease, financing lease, or any similar agreement.
“Leased Property Agreements” shall mean the lease agreements pertaining to the Leased Property.
“Management Agreement” shall mean that certain Amended and Restated Management Agreement dated October 1, 2020, as amended, between Operating Lessee and Manager for the management or operation of the Hotel.
“Manager” shall mean Marriott Hotel Services, LLC.
“Must-Cure Encumbrance Release” shall have the meaning ascribed to such term in Section 2.4(a) hereof.
“Must-Cure Title Encumbrances” shall mean any title encumbrances affecting the Hotel which are comprised of (i) liens for taxes that would be delinquent if unpaid on or before Closing, (ii) mortgages, deeds of trust, or security agreements (including the documents referred to as Exception 14 and Exception 15 in Schedule B, Part II of the Title Commitment), (iii) other similar liens or charges in a fixed sum (or capable of computation as a fixed sum) securing indebtedness or obligations which were created or expressly assumed by Seller, (iv) liens against the Property in the nature of those arising from judgments or pending litigation, (v) liens against the Property in the nature of or construction, mechanics, materialman’s or other liens or charges, and (vi) encumbrances created by or through Seller after the Effective Date in violation of this Agreement.
“Natural Hazard Area” shall have the definition ascribed to such term in Section 10.23 hereof.
“Natural Hazards Disclosure Statement” shall have the definition ascribed to such term in Section 10.23 hereof.
“Natural Hazards Report” shall have the definition ascribed to such term in Section 10.23 hereof.
“Non-Breach Inaccuracy” shall mean a breach or inaccuracy of a representation or warranty contained in Article III of this Agreement of which Seller gives Purchaser written notice prior to Closing or Purchaser otherwise obtains actual knowledge prior to Closing which does not constitute a breach or inaccuracy of any such representation or warranty made as of the Effective Date but would constitute a breach or inaccuracy of such representation or warranty if made as of the Closing Date (such as, for example, because Seller did not have knowledge, as such term is defined in Article III, of such matters as of the Effective Date).
“Occupancy Agreements” shall mean all leases, licenses, concession or occupancy agreements in effect with respect to the Real Property and/or Hotel under which any tenants or

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licensees (other than Hotel guests and Operating Lessee) or concessionaires occupy space upon the Real Property.
“Ongoing Work” shall have the meaning ascribed to such term in Section 6.11 hereof.
“Ongoing Work Budget” shall have the meaning ascribed to such term in Schedule 6.11 hereof.
“Operating Agreements” shall mean all service, supply, maintenance, construction, capital improvement and other similar contracts in effect with respect to the Property (other than the Occupancy Agreements, Leased Property Agreements, Management Agreement, Union Contracts, or any master service contracts of Manager that apply to properties managed by Manager in addition to the Property) related to construction, operation, or maintenance of the Property, including with respect to the Ongoing Work.
“Operating Lease” shall mean that certain Lease Agreement between Fee Owner and Operating Lessee with respect to the Property, as the same may have been amended from time to time.
“Operating Lessee” shall have the meaning ascribed to such term in the Preamble.
“Owner’s Title Policy” shall mean an owner’s policy of title insurance issued to Purchaser by the Title Company, pursuant to which Fidelity National Title Insurance Company insures Purchaser’s ownership of fee simple title to the Real Property, subject only to Permitted Title Exceptions. The Owner’s Title Policy shall insure Purchaser in the amount of the Purchase Price and shall be in the ALTA 2021 form customarily used by Fidelity National Title Insurance Company for like transactions in the state where the Land is located, providing for extended coverage.
“Permitted Title Exceptions” shall mean those exceptions to title insurance coverage over the Real Property that are satisfactory or deemed satisfactory to Purchaser as determined pursuant to Section 2.4 hereof.
“Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.
“Personal Property” shall mean collectively the Tangible Personal Property and the Intangible Personal Property.
“Property” shall mean collectively the Real Property, Personal Property, and the Capital Expenditure Reserve Account.
“Purchase Price” shall mean One Hundred Fifteen Million and No/100 Dollars ($115,000,000.00) payable in the manner described in Section 2.2 hereof.

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“Purchaser’s Objections” shall mean the objections defined as such in Section 2.4(a) hereof.
“Real Property” shall mean the Land and the Improvements with respect to the Hotel.
“Rooms Ledger” shall mean the final night’s room revenue for the Hotel (revenue from rooms occupied as of 6:00 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges charged or incurred as of such time), including any sales taxes, room taxes or other taxes thereon, which shall be shared equally by Purchaser and Seller.
“Seller Knowledge Party” shall have the meaning ascribed to such term in Article III hereof.
“Seller’s Response” shall have the meaning ascribed thereto in Section 2.4(a) hereof.
“Seller’s Response Period” shall have the meaning ascribed thereto in Section 2.4(a) hereof.
“Study Period” shall have the meaning set forth in Section 2.4(a) hereof.
“Survey” shall mean the survey defined as such in Section 2.4(a) hereof.
“Tangible Personal Property” shall mean the items of tangible personal property including, but not limited to, all furniture, fixtures, equipment, machinery, telephone systems, computer hardware and software (to the extent assignable), security systems, the books and records pertaining to the Hotel, Inventory and other tangible personal property of every kind and nature (which does not include cash-on-hand and petty cash funds) located at the Hotel and owned or leased by Seller in connection with the operation of the Hotel or ordered for future use at the Hotel, including, without limitation, Seller’s interest as lessee with respect to any such leased Tangible Personal Property.
“Tax Status Letter” shall have the meaning ascribed to such term in Section 5.1(e) hereof.
“Taxes” shall mean federal, state or local income, personal property, sales, use, room, lodgers, occupancy, ad valorem or other taxes, assessments, levies, charges or fees (other than property taxes) imposed by any Governmental Authority with respect to the Property or the Hotel.
“Title Commitment” shall mean the title commitment and exception documents defined as such in Section 2.4(a) hereof.
“Title Company” shall mean Kensington Vanguard National Title, 5949 Sherry Lane, Suite 111, Dallas, Texas 75225, Attn:  Trey Lentz; Email: TLentz@kvnational.com; Phone: (214) 273-2514, as agent for Fidelity National Title Insurance Company.
“Title Update” shall have the meaning ascribed to such term in Section 2.4(b) hereof.

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“Trademarks” shall mean all service marks, copyrights, trade names, trademarks, symbols, logos, and all other intellectual property rights, marks or characteristics associated with or otherwise proprietary to Seller or the Hotel (or any brand associated therewith), which includes without limitation, the name “The Clancy”; provided, however, “Trademarks” shall not include any of the foregoing to the extent owned by Manager or its Affiliates.
“Trademark Assignment” shall mean a trademark assignment in substantially the form attached hereto as Exhibit B whereby Seller conveys its or their respective right, title and interest in and to all registered Trademarks.
“Transit Project” shall have the meaning ascribed to such term in Section 6.9 hereof.
“Union Contracts” shall mean those written collective bargaining agreements between Seller, Operating Lessee or Manager or any Affiliate thereof and the union(s) representing Hotel Employees set forth on Schedule 3.15 attached hereto.
“Unpaid Taxes” shall have the meaning ascribed to such term in Section 5.1(e) hereof.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act.
“Warranties and Guaranties” shall mean any subsisting and assignable warranties and guaranties relating to the Improvements or the Tangible Personal Property or any part thereof.
ARTICLE II.
PURCHASE AND SALE; DEPOSIT; PAYMENT OF
PURCHASE PRICE; STUDY PERIOD
2.1.    Purchase and Sale. Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price and in accordance with and subject to the other terms and conditions set forth herein. At least ten (10) business days prior to Closing, Purchaser will notify Seller in writing of the proposed allocation of the Purchase Price among the Real Property, the Tangible Personal Property and the Intangible Personal Property. Seller and Purchaser agree to use good faith efforts to agree upon such allocation prior to the Closing. If Purchaser and Seller cannot agree upon such allocation of the Purchase Price, the parties agree to file all transfer tax declarations based on the Purchaser’s determination of the allocations of the Purchase Price, but Seller shall not be required to file income tax returns on Purchaser’s determination of the tax allocation.
2.2.    Payment of Purchase Price. The Purchase Price shall be paid to Seller in the following manner:
(a)    Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the Deposit.
(b)    Purchaser shall pay the balance of the Purchase Price, as adjusted in the manner specified in Article VII and as set forth below, to Seller (or other party designated by Seller) at Closing by making a wire transfer of immediately available federal funds to the account of Seller (or other party designated by Seller). Such wire transfer shall be

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sent by Purchaser to the Escrow Agent for the account of Seller no later than 1:00 PM, San Francisco, California time on the Closing Date.
2.3.    Deposit. Within one (1) business day after the Effective Date, Purchaser shall deliver to Escrow Agent a wire transfer or cashier’s or certified check in the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the “Initial Deposit”). If Purchaser fails to timely deposit the Initial Deposit with Escrow Agent, Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Initial Deposit is delivered to Escrow Agent, in which event neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. The Deposit shall be invested by Escrow Agent in a commercial bank or banks acceptable to Seller and Purchaser at money market rates, or in such other investments as shall be approved in writing by Seller and Purchaser. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement. All accrued interest or other earnings on the Deposit shall become part of the Deposit. The Deposit shall be returned to Purchaser unless Purchaser, prior to the expiration of the Study Period, notifies Seller, in writing, pursuant to Section 2.4 hereof, that Purchaser is waiving its right to terminate this Agreement for any reason or no reason. The Deposit shall be either (a) applied at the Closing against the Purchase Price, (b) returned to Purchaser pursuant hereto, or (c) paid to Seller pursuant hereto. Upon receipt of the Initial Deposit, Escrow Agent shall release a portion of the Initial Deposit to Seller in an amount equal to Fifty Dollars ($50.00) representing the independent consideration for Seller’s execution of this Agreement and agreement to provide Purchaser with the Study Period (which shall not be a part of the Deposit).
2.4.    Study Period. Purchaser shall have the right to perform such examinations, tests, investigations and studies of the Property as Purchaser reasonably deems advisable, subject to the terms of the Inspection Agreement, including, without limitation Section 2(f) of the Inspection Agreement, the terms of which are hereby incorporated by reference and which shall remain in full force and effect notwithstanding the second sentence of Section 2(b) of the Inspection Agreement. If, in Purchaser’s sole, absolute and unreviewable discretion, Purchaser elects to proceed with the purchase of the Property, then Purchaser shall notify Seller of its intent to proceed with this transaction in accordance with and subject to the terms of this Agreement; provided, however, if, prior to the expiration of the time period between date of the Inspection Agreement and 5:00 p.m., San Francisco, California time on October 6, 2025 (the “Study Period”), Purchaser does not provide written notice to Seller and Escrow Agent that it has determined, in its sole, absolute and unreviewable discretion, to waive its due diligence contingency and proceed to Closing, this Agreement automatically shall terminate, the Deposit shall be promptly returned to Purchaser and Purchaser and Seller shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement. If Purchaser provides written notice of its waiver of the due diligence contingency prior to the expiration of the Study Period, the Deposit shall become non-refundable except as otherwise expressly provided herein. Notwithstanding anything to the contrary set forth in the Inspection Agreement, the parties agree that the Inspection Agreement shall remain in effect and shall govern Purchaser’s rights, responsibilities and obligations in connection with Purchaser’s access onto the Property through the earlier of the termination of this Agreement or the Closing Date.

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(a)    Purchaser acknowledges that Purchaser has (i) received a title insurance commitment issued by the Title Company covering the Real Property (the “Title Commitment”) and (ii) ordered an updated survey of the Real Property (the “Survey”). Within ten (10) days prior to the expiration of the Study Period, Purchaser shall notify Seller of any matters shown on such Survey (or any update to the Survey) or identified in the Title Commitment that Purchaser is unwilling to accept (collectively, “Purchaser’s Objections”). If any of Purchaser’s Objections consist of Must-Cure Title Encumbrances, then, to that extent, notwithstanding anything herein to the contrary, Seller shall be obligated to either (i) pay and discharge, (ii) bond against in a manner legally sufficient to cause to be released, or (iii) indemnify or escrow money with or otherwise cause the Title Company to insure over in a manner reasonably acceptable to Purchaser, such Must-Cure Title Encumbrances (individually and collectively, a “Must-Cure Encumbrance Release”). For such purposes, Seller may use all or a portion of the Purchase Price to effectuate a Must-Cure Encumbrance Release with respect to any such Must-Cure Title Encumbrances at the Closing. Other than as specifically required in this Agreement, Seller shall not be obligated to incur any expenses or incur any liability to cure any Purchaser’s Objections. Seller may notify Purchaser within five (5) days after receipt of notice of Purchaser’s Objections (“Seller’s Response Period”) whether Seller, in its sole discretion, agrees to attempt to cure any of such Purchaser’s Objections (“Seller’s Response”). If Seller agrees in Seller’s Response to attempt to cure any of such Purchaser’s Objections, Seller shall use good faith efforts (without the obligation to expend any money or incur any liability except with regards to the release of Must-Cure Encumbrances which Seller shall cause to be released) to cure such Purchaser’s Objections which Seller has agreed to attempt to cure on or before the Closing Date to the reasonable satisfaction of Purchaser. If Seller is unable to cure such Purchaser’s Objections by the Closing Date, Purchaser shall, on the Closing Date, elect (1) to waive such Purchaser’s Objections without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. If Seller does not provide Seller’s Response to Purchaser within Seller’s Response Period, Seller shall be deemed to have elected not to attempt to cure Purchaser’s Objections. If Seller elects in Seller’s Response not to attempt to cure all or any number of Purchaser’s Objections or if Seller is deemed to have elected not to attempt to cure Purchaser’s Objections pursuant to the preceding sentence, prior to the expiration of the Study Period, Purchaser shall elect (1) to waive any Purchaser’s Objections which Seller has elected or is deemed to have elected not to attempt to cure (other than Must-Cure Title Encumbrances which will be covered by a Must-Cure Encumbrance Release at Closing) without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. In the event Purchaser does not provide to Seller notice of Purchaser’s election under the preceding sentence prior to the expiration of the Study Period, Purchaser shall be deemed to have elected clause (1) of the preceding sentence. Except as otherwise provided herein, Seller shall not, after the date of this Agreement,

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voluntarily subject the Real Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided that it shall not be considered unreasonable for Purchaser to withhold consent to any lien, encumbrance, covenant, condition, restriction, easement, title matter or zoning change which may have an adverse effect on the Property or the business conducted thereon. All title matters revealed by the Title Commitment and Survey (or any update to the Survey) which are not objected to by Purchaser as provided above (other than Must-Cure Title Encumbrances which will be covered by a Must-Cure Encumbrance Release at Closing), or which are waived or deemed waived by Purchaser as provided above, shall all be deemed Permitted Title Exceptions.
(b)    Purchaser shall have the right to obtain an updated Title Commitment prior to Closing (each, a “Title Update”). Purchaser shall have three (3) business days after receipt of any Title Update to notify Seller in writing of any additional objections Purchaser may have to any exception contained in such Title Update for agreements filed of record or any liens created or becoming effective after the effective date of the initial Title Commitment that are not (i) created by, through or under Purchaser or (ii) relate to any matter previously disclosed by the Survey or initial Title Commitment (“Additional Objections”). If Purchaser notifies Seller in writing of any Additional Objections, Seller shall have the right, but not the obligation (other than with respect to Must-Cure Title Encumbrances which shall be subject to a Must-Cure Encumbrance Release at Closing), to cure such Additional Objections. Within three (3) business days after receipt of Purchaser’s notice of Additional Objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure any or all of such Additional Objections. If Seller elects to attempt to cure, Seller shall have the right to attempt to remove, satisfy or cure the same, and for this purpose, Seller shall, at Seller’s election, be entitled to a one-time right to extend the Closing Date for up to thirty (30) days upon written notice to Purchaser in order for Seller to attempt to cure such Additional Objections. If Seller elects not to cure any Additional Objections or if Seller is unable to effect a cure of those Purchaser’s Objections which it elected to cure prior to the Closing Date (or any later date to which the Closing has been adjourned), and so notifies Purchaser in writing, or if Seller fails to respond to Purchaser’s notice within said three (3) business day period, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller on or before the Closing Date (as such date may have been extended by Seller as set forth above), in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder, except those which expressly survive a termination of this Agreement. If applicable, Closing shall be extended to provide Seller and Purchaser with the full response periods provided in this Section 2.10.
(c)    Prior to Closing, Purchaser shall use diligent efforts, with Seller’s commercially reasonable assistance, to obtain (i) the written consent of the Manager, if required, to an assignment of the Management Agreement on terms reasonably

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acceptable to Purchaser, and (ii) an estoppel certificate (or agreed upon form of estoppel certificate) from Manager reasonably acceptable to Purchaser.
ARTICLE III.
SELLER’S REPRESENTATIONS AND WARRANTIES
To induce Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, Seller, except as expressly disclosed by information included on the Data Site two (2) business days before the expiration of the Study Period, or for which Purchaser otherwise has or obtained knowledge on or before the expiration of the Study Period, hereby makes the following representations and warranties as of the Effective Date and as of the Closing Date:
3.1.    Organization and Power. Seller is duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in the state where the Land is located, and has all requisite power and authority to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder.
3.2.    Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Seller has the authority to do so.
3.3.    Non-contravention. Subject to any consent to the assignment of any particular Operating Agreement, Occupancy Agreement or Leased Property Agreement required by the terms thereof or by applicable law and to the payment in full at the Closing of any Must-Cure Title Encumbrances, the execution and delivery of, and the performance by Seller of its obligations under, this Agreement does not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller’s organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of Seller.
3.4.    Compliance with Existing Laws. Except as set forth on Schedule 3.4, Seller has not received from any Governmental Authority written notice of any violation of any provision of Applicable Laws, including, but not limited to, those of environmental agencies, with respect to the ownership, operation, use, maintenance or condition of the Property which violation has not been remedied. To Seller’s knowledge, no administrative proceeding, investigation or inquiry is pending or, with respect to any violation of Applicable Laws with respect to the Property or the operation of the Hotel.
3.5.    Management Agreement/Operating Agreements. To Seller’s knowledge, there are no management, service, supply, or maintenance contracts in effect with respect to the Property other than the Management Agreement, Operating Agreements or Leased Property Agreements made available to Purchaser in the Data Site, or those disclosed in the Title Commitment. To Seller’s knowledge, all parties to Operating Agreements or Leased Property Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. To Seller’s knowledge, Seller has posted to the

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Data Site true, correct and complete copies of the Management Agreement, Operating Agreements and Leased Property Agreements, and all amendments and modifications thereto. To Seller’s knowledge, the Management Agreement, Operating Agreements and Leased Property Agreements are each in full force and effect. Seller has neither given nor received any written notice of a default under any of the Management Agreement, Operating Agreements or Leased Property Agreements which default remains uncured and, to Seller’s knowledge, there is no existing condition that, with notice or passage of time or both, would constitute a material default by any party under any of the Management Agreement, Operating Agreements or Leased Property Agreements. To Seller’s knowledge, all fees and charges due and payable by Seller under the Management Agreement, Operating Agreements and Leased Property Agreements prior to the Effective Date have been paid pursuant to the terms thereof.
3.6.    Condemnation Proceedings; Roadways. To Seller’s knowledge, there is no pending condemnation action or special assessment against the Property and Seller has received no written notice of any condemnation or eminent domain proceeding pending against the Property or any part thereof.
3.7.    Actions or Proceedings. Seller has received no written notice of any action, suit or proceeding in any court, before any arbitrator, or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, results of operations or operation of the Property as presently conducted, or (c) would create a lien on the Property, any part thereof or any interest therein which would not be discharged at Closing (each, an “Action”).
3.8.    Occupancy Agreements.
(a)    There are no leases, concessions or occupancy agreements in effect with respect to the Real Property, except those Occupancy Agreements provided to Purchaser in the Data Site.
(b)    To Seller’s knowledge, Seller has posted to the Data Site true, correct and complete copies of the Occupancy Agreements, and all amendments and modifications thereto. To Seller’s knowledge, the Occupancy Agreements are in full force and effect. Seller has neither given nor received any written notice of a default under any Occupancy Agreements which default remains uncured and, to Seller’s knowledge, there is no existing condition that, with notice or passage of time or both, would constitute a material default by any party under the Occupancy Agreements. To Seller’s knowledge, all fees and charges due and payable by Seller under Occupancy Agreements prior to the Effective Date have been paid pursuant to the terms thereof.
3.9.    Permits. Seller has not received any written notice from any Governmental Authority (i) of any violation, suspension, revocation or non-renewal of any Authorizations, nor (ii) that it does not have all Authorizations required to be issued by any Governmental Authority and used in or necessary to the operation of the Hotel. To Seller’s knowledge, except for those expired Authorizations set forth on Schedule 3.9 hereto, all Authorizations are in full force and effect.

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3.10.    Capital Improvements. To Seller’s knowledge, other than the Ongoing Work and repairs and maintenance in the ordinary course of business, no renovations, construction or capital improvements are being conducted with respect to the Hotel.
3.11.    ERISA. Seller is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any statutes applicable to Seller that regulate investments of, and fiduciary obligations with respect to, governmental plans and that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.
3.12.    Seller Is Not a “Foreign Person”. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).
3.13.    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors that remains pending, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets that remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets that remains pending, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and, to Seller’s knowledge, no person or entity has threatened to bring any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding against Seller.
3.14.    Employees. Seller has no employees. To Seller’s knowledge, all Hotel Employees are employed by Manager.
3.15.    Labor and Employment.
(a)    Neither Operating Lessee nor, to Seller’s knowledge, Manager is a party to any written employment agreements with respect to the Property other than the Union Contracts made available to Purchaser as Submission Matters. To Seller’s knowledge, there are no unions at the Hotel other than the unions which are party to the Union Contracts.
(b)    To Seller’s knowledge, Seller has posted to the Data Site true, correct and complete copies of the Union Contracts, and all amendments and modifications thereto. To Seller’s knowledge, the Union Contracts are in full force and effect. Neither Seller nor, to Seller’s knowledge, Manager has given or received any written notice of a default under any Union Contracts which default remains uncured. To Seller’s knowledge, there is no existing condition that, with notice or passage of time or both, would constitute a material default by any party under the Union Contracts. To Seller’s knowledge, all amounts due and payable by Seller (if any) or Manager under Union Contracts prior to the Effective Date have been paid pursuant to the terms thereof.

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3.16.    Financial Statements. The financial statements and rent letters made available to Purchaser in the Data Site include true, correct and complete copies of such financial statements and rent letters delivered to Seller by Manager and, to Seller’s knowledge, present accurately, in all material respects, the results of operations and cash flows of the Hotel for the periods set forth therein.
3.17.    Right of First Refusal. There are no parties which hold a right of first refusal, right of first offer, option to lease, option to purchase or other similar right as to the Property, except for Manager’s rights under the Management Agreement (which rights do not apply to the transaction contemplated by this Agreement by virtue of that certain Letter Agreement dated October 1, 2020 between Manager and Operating Lessee, which Letter Agreement shall not be assigned to Purchaser).
3.18.    Taxes. Seller has filed, or has caused to be filed, all federal, state and local tax returns or statements required to be filed with any Governmental Authority with respect to the Property and the Hotel and has paid, or caused to be paid, all Taxes due. Seller has not regularly engaged in the sale of Personal Property (except for Inventory and other Tangible Personal Property subject to a resale certificate issued to Seller by the California Department of Tax and Fee Administration for the resale of such Inventory) and the sale of Personal Property (except for Inventory subject to a resale certificate issued to Seller by the California Department of Tax and Fee Administration for the resale of such Inventory) under this Agreement is of a type not ordinarily sold in the regular course of the Seller’s business, and is not one in a series of three (3) or more sales of such assets by Seller within a twelve (12) month period.
3.19.    Terrorism. None of Seller or its Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). For purposes of this Section 3.19, any interest in Seller or its Affiliates held via public shares is not included in this representation.
(1)    None of Seller or its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(2)    None of Seller or its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

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Each of the representations and warranties contained in this Article III and its various subparagraphs are intended for the benefit of Purchaser and may be waived in whole or in part, by Purchaser. Subject to the limitations contained in Section 10.12 hereof, all rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in Section 10.12.
The term “to Seller’s knowledge” or similar phrase as used in this Article III, shall mean the then actual current conscious knowledge of Jennifer Hansson and/or Adam Tegge (each, a “Seller Knowledge Party”) without any duty of investigation or inquiry, other than the inquiry of the general manager of the Hotel. The Seller Knowledge Parties shall have no personal liability for such representations. Seller represents and warrants that the Seller Knowledge Parties are the individuals that are familiar with the operation of the Property and the business of Seller.
3.20.    Trademarks. To Seller’s knowledge, the registrations set forth on Schedule 3.20 hereto are each in full force and effect. Seller has not received written notice from any Person challenging the validity of any Trademarks or registrations thereof.
3.21.    LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, THE PROPERTY IS SOLD “AS IS” “WHERE IS” AND “WITH ALL FAULTS” AND NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER, HAS MADE, NOR IS SELLER LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING ANY EXISTING OR PROSPECTIVE LEASES; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER BE RELEASED BY OPERATION OF THIS SECTION 3.21 FROM (A) ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE CLOSING OR (B) ANY CLAIMS ARISING FROM ANY FRAUDULENT ACTS COMMITTED BY THE SELLER TO THE PURCHASER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN ADDITION, NOTHING IN THIS SECTION SHALL PRECLUDE PURCHASER FROM RAISING AS A DEFENSE AGAINST ANY CLAIM BROUGHT AGAINST PURCHASER BY ANY THIRD PARTY RELATING TO ANY OF THE FOREGOING THAT SUCH CLAIM WAS ATTRIBUTABLE TO A PERIOD OF TIME PRIOR TO THE CLOSING. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN

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ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, SELLER IS NOT LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY, OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. PURCHASER FURTHER ACKNOWLEDGES, AGREES, AND REPRESENTS THAT, OTHER THAN A REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.12 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, IT SHALL BE PURCHASING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AT THE CLOSING DATE WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTY, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, ALL OF WHICH PURCHASER AND ITS CONSULTANTS SHALL HAVE INSPECTED AND EITHER APPROVED OR WAIVED OBJECTION TO ON OR PRIOR TO THE EXPIRATION OF THE STUDY PERIOD AND/ OR THE CLOSING AND PURCHASER HEREBY RELEASES SELLER AND ITS AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING. PURCHASER ALSO ACKNOWLEDGES THAT, AS OF THE CLOSING DATE, IT SHALL HAVE INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED TO ITS SATISFACTION THE VALUE AND THE PROFITABILITY OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. THE PROVISIONS OF THIS SECTION 3.21 SHALL SURVIVE THE CLOSING.
Purchaser recognizes that the Hotel and Personal Property are not new and that there exists a possibility that the Property is not in compliance with the requirements which would be imposed on a newly constructed hotel by presently effective federal, state and local building, plumbing, electrical, fire, health, handicap, environmental and life safety laws, codes, ordinances, rules, orders and/or regulations (collectively, the “building codes”). The Hotel and other improvements on the Land may contain substances or materials no longer permitted to be used in newly constructed buildings including, without limitation, asbestos or other insulation materials, lead or other paints, wiring, electrical, or plumbing materials and may not contain other materials or equipment required to be installed in a newly constructed building. Purchaser shall have the opportunity to review the results of such investigations and inspections of the Property as Purchaser deemed necessary with respect to all such matters. Subject to Purchaser’s rights to terminate pursuant to Section 2.4 and Purchaser’s rights set forth in this Agreement, Purchaser agrees to accept and shall purchase the Property in an “AS-IS, WHERE IS” condition and at Closing to accept and assume the risk of noncompliance of the Property with all such

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building codes. Except with respect to those representations and warranties expressly set forth in this Agreement, Purchaser waives any right to excuse or delay performance of its obligations under this Agreement or to assert any claim against Seller (before or after Closing) arising out of any failure of the Property to comply with any such building codes. Seller shall provide copies to Purchaser all of the Operating Agreements, Occupancy Agreements, Leased Property Agreements, the Authorizations, Union Contracts, and the Warranties and Guaranties (the “Property Agreements”). Purchaser further acknowledges that Seller is relying on Manager to provide copies of the Property Agreements. Purchaser acknowledges that Purchaser is assuming all Property Agreements whether or not copies of which have been provided to Purchaser, and except with respect to those representations and warranties expressly set forth in this Agreement (a breach of which Purchaser may maintain an action in accordance with and subject to Article IX and Section 10.12 of this Agreement), Purchaser hereby waives any claims Purchaser may have for the fact that a particular Property Agreement may not have been provided to Purchaser for its review; provided, however, as its sole and exclusive remedy (except with respect to those representations and warranties expressly set forth in this Agreement (a breach of which Purchaser may maintain an action in accordance with and subject to Article IX and Section 10.12 of this Agreement)), Purchaser shall not be required to assume any Property Agreement which has not been provided to Purchaser to the extent Seller is a direct party to such Property Agreement or Seller’s prior consent was required in order for Manager to enter into such Property Agreement pursuant to the terms of the Management Agreement.
Except with respect to those representations and warranties expressly set forth in this Agreement (a breach of which Purchaser may maintain an action in accordance with and subject to Article IX and Section 10.12 of this Agreement), and except as set forth in the proviso in the first paragraph of this Section 3.21, it is specifically understood and agreed by Seller and Purchaser that Seller does not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (1) any Environmental Laws that may affect any of the Property or (2) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. Purchaser, for itself and its successors in interest, hereby releases Seller and its Affiliates from, and waives all claims and liability against Seller and its Affiliates for or attributable to, any structural, physical and/or environmental condition at the Property, including without limitation the presence, discovery or removal of any Hazardous Substances or Toxic Substances in, at, about or under such Property, or connected with or arising out of any and all claims or causes of action based upon any Environmental Laws or any related claims or causes of action or any other federal or state based statutory or regulatory or other causes of action for environmental contamination at, in or under any Property. As used in this Section 3.21, (A) the term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. §§ 9601 et seq.) and as may be further amended from time to time, the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §§ 11001 et

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seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 5101 et seq.), the California Hazardous Waste Control Law (California Health & Safety Code §§ 25100 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code §§ 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), as the same are amended, any other applicable federal, state and local laws, and any and all rules and regulations which have become effective prior to the Effective Date under any and all of the aforementioned laws, and other federal, state, and local environmental statutes, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, statutes, codes, ordinances, rules, common law, orders, regulatory directives, guidance documents, consent decrees, permits, regulations and other requirements of governmental authorities governing or relating to the generation, use, collection, preservation, conservation, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means (I) materials and substances listed or defined as “hazardous”, “extremely hazardous”, “hazardous substances”, “hazardous materials”, “hazardous waste”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances” or “toxic wastes” in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; (iii) California Health & Safety Code § 25501, (iv) California Health & Safety Code § 25281, (v) Article 4 of Title 22 of the California Administrative Code, Division 4.5, Chapter 11, (vi) Federal Resource Conservation and Recovery Act § 1004 (42 U.S.C. §6901 et seq.) or (vii) any other Environmental Laws, and (II) any pollutants, contaminants, hazardous, dangerous or toxic chemicals, materials, substances or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls, PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms may be used in any Environmental Laws and any other substances regulated because of their effect or potential effect on public health and the environment, including mold pursuant to California Health & Safety Code § 26140, lead paint, putrescible materials, and methamphetamine contamination pursuant to California Health & Safety Code § 25400.28 (but excluding solvents, cleaning fluids, and other lawful substances used in the ordinary operation and maintenance of the Property).
Purchaser and its successors, assigns, heirs, devisees and executors, agrees, represents and warrants that the matters released in this Section are not limited to matters which are known or disclosed, and hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS

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OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

________________
Purchaser’s Initials

Purchaser also further expressly waives and relinquishes all statutes, rights, remedies and benefits of all other jurisdictions, state and federal, which are all of the same or similar import or effect as Section 1542 of the California Civil Code.

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Purchaser’s Initials

ARTICLE IV.
PURCHASER’S REPRESENTATIONS AND WARRANTIES
To induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties:
4.1.    Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Purchaser hereunder.
4.2.    Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser, constitutes the valid and binding agreement of Purchaser and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Purchaser has the authority to do so.
4.3.    Non-contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, Purchaser’s organizational documents, or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser.
4.4.    Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Purchaser in any court or before any arbitrator or before any

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Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, financial position or results of operations of Purchaser, or (c) would materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.
4.5.    Patriot Act. Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
4.6.    Terrorism. None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.
(a)    None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(b)    None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the purchase of the Property (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
The term “to Purchaser’s knowledge” or similar phrase as used in this Agreement, shall mean the then actual current conscious knowledge of Aman Gupta without further investigation or inquiry.
ARTICLE V.
CONDITIONS PRECEDENT
5.1.    As to Purchaser’s Obligations. Purchaser shall have the remedies and Closing obligations set forth in Section 9.1 hereof, which section contains the sole and exclusive remedies and Closing obligations of Purchaser, if any of the following conditions are not satisfied or waived by Purchaser on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Purchaser or its Affiliates under this Agreement, or is otherwise within the reasonable control of Purchaser):

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(a)    Seller’s Deliveries. Seller shall have delivered to or for the benefit of Purchaser, on or before the Closing Date, all of the documents required of Seller pursuant to Sections 7.2 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Seller. All of Seller’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if then made (except for untruths or inaccuracies of which Purchaser obtains actual knowledge prior to the expiration of the Study Period); and Seller shall have performed in all material respects all of its covenants and other obligations under this Agreement, including the obligation to cure or correct all Must-Cure Title Encumbrances and any other of Purchaser’s Objections that Seller has agreed to cure or correct in writing pursuant to this Agreement. For the avoidance of doubt, any Operating Agreement entered into subsequent to the Effective Date that is approved by Purchaser (or for which Purchaser has no right to approve) pursuant to Section 6.1 of this Agreement shall not constitute a failure of this condition or give rise to a Claim pursuant to Section 10.12.
(c)    Operating Lease. The Operating Lease shall be terminated without cost or expense to Purchaser.
(d)    Title Policy. Title Company shall have irrevocably and unconditionally committed to Purchaser to issue the Owner’s Title Policy, dated as of the date the Deed is recorded.
(e)    Tax Clearance Status Letter. Receipt of the item described in Section 6.10(ii) (the “Tax Status Letter”); provided, if this condition is not satisfied at Closing (i) due to the disclosure of unpaid Taxes with respect to the Hotel as set forth in the Tax Status Letter (“Unpaid Taxes”), this condition shall be deemed satisfied if Seller pays such Unpaid Taxes at Closing, or (ii) due to the failure to have timely received the Tax Status Letter, this condition shall be deemed satisfied if Seller agrees to promptly provide such Tax Status Letter to Purchaser upon receipt following the Closing and pay any Unpaid Taxes disclosed therein, which payment obligation shall survive Closing.
(f)    Management Agreement. Purchaser shall have received (i) Manager’s consent to the assignment and assumption of the Management Agreement between Seller and Purchaser as evidenced by its executed counterpart to the Assignment and Assumption of Management Agreement, and (ii) an estoppel certificate from Manager in the form attached hereto as Exhibit J.
Each of the conditions contained in this Section are intended for the benefit of Purchaser and may be waived in whole or in part, in writing, by Purchaser or automatically if Purchaser proceeds to Closing.
5.2.    As to Seller’s Obligations. Seller shall have the remedies and Closing obligations set forth in Section 9.2 hereof, which section contains the sole and exclusive remedies and Closing obligations of Seller, if any of the following conditions are not satisfied or waived by

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Seller on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Seller or its Affiliates under this Agreement, or is otherwise within the reasonable control of Seller):
(a)    Purchaser’s Deliveries. Purchaser shall have delivered to or for the benefit of Seller, on or before the Closing Date, all of the documents and payments required of Purchaser pursuant to Sections 7.3 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Purchaser. All of Purchaser’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if then made and Purchaser shall have performed in all material respects all of its covenants and other obligations under this Agreement.
(c)    Management Agreement. Manager shall have approved Purchaser assuming all obligations of Seller and Operating Lessee, as applicable, under the Management Agreement, as evidenced by its executed counterpart to the Assignment and Assumption of Management Agreement.
Each of the conditions contained in this Section are intended for the benefit of Seller and may be waived in whole or in part, in writing, by Seller or automatically if Seller proceeds to Closing.
ARTICLE VI.
COVENANTS OF SELLER AND PURCHASER
6.1.    Operating Agreements/Occupancy Agreements/Leased Property Agreements. From and after the Effective Date, and subject to the terms of the Management Agreement, Seller shall not enter into any new Operating Agreements, Occupancy Agreements or Leased Property Agreements or any modifications to any such agreements except as required by the terms thereof, unless (a) any such agreement or modification will not bind Purchaser or the Property after the Closing Date or is subject to termination on not more than thirty (30) days’ notice without penalty, or (b) Seller has obtained Purchaser’s prior written consent to such agreement or modification, which consent (i) prior to the expiration of the Study Period shall not be unreasonably withheld or delayed and shall be deemed given if, within five (5) business days following Purchaser’s receipt of Seller’s request, Purchaser fails to provide Seller with a reasonably detailed written description of the reason Purchaser withholds its consent and, if applicable, a statement of those changes, which, if made, would cause Purchaser to grant its consent, and (ii) after the expiration of the Study Period shall be in Purchaser’s sole and absolute discretion with no deemed approval (clauses (i) and (ii) together, the “Approval Standard”). Seller, at no cost to Seller, shall take reasonable efforts to assist Purchaser in obtaining any required consents to the assignment to Purchaser of the Operating Agreements or Leased Property Agreements; provided, however, Seller shall pay all fees, charges and expenses relating to such consents. Seller may cancel any Operating Agreement, Occupancy Agreement or Leased Property Agreement at any time prior to the Closing with the prior written consent of Purchaser, which consent shall be subject to the Approval Standard; provided, however, if Seller elects to

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cancel any such agreement, Seller shall pay any termination fee associated with such termination, and shall give Purchaser notice of such termination. Notwithstanding anything contained in this paragraph to the contrary, in no event shall the Approval Standard apply or Purchaser’s consent be required to the extent Manager enters into any agreement which the Management Agreement expressly provides is within Manager’s discretion and does not require Seller’s consent.
6.2.    Warranties and Guaranties; Authorizations. Seller shall not, before or after Closing, release or modify any Warranties and Guaranties, if any, except with the prior written consent of Purchaser, which consent shall be subject to the Approval Standard.
6.3.    No Transfers. Seller shall not sell, exchange, assign, transfer, convey, lease, option, or otherwise dispose of all or any part of the Real Property or any interest therein, except to the extent within Manager’s authority without Seller’s consent under the Management Agreement.
6.4.    Insurance. Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.
6.5.    Operation of Property Prior to Closing. Seller covenants and agrees with Purchaser that, to the extent it is legally entitled to do so, between the Effective Date and the Closing Date and subject to the terms of the Management Agreement:
(a)    Subject to the restrictions contained herein, and events or conditions beyond Seller’s reasonable control, Seller shall operate and maintain the Property in substantially the same manner in which it operated the Property prior to the execution of this Agreement.
(b)    Seller shall pay (subject to legal rights of appeal and protest) prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotel.
(c)    Subject to seasonal differences, market conditions and events or conditions beyond Seller’s reasonable control, Seller shall continue to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as it did prior to the execution of this Agreement; and all advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges charged by Seller for such purposes in the ordinary course of business consistent with past practices. Seller acknowledges that the Purchase Price includes the transfer of Advance Bookings and any payments and/or deposits made pursuant to such Advance Bookings.
(d)    Seller shall promptly advise Purchaser of any material litigation, arbitration or administrative hearing concerning the Property of which Seller obtains actual knowledge.

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(e)    Seller shall maintain its books and records in the ordinary course of business in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books and records in prior years.
(f)    Seller shall refrain from removing or causing or permitting to be removed any part or portion of the Real Property, Tangible Personal Property owned by Seller other than in the normal course of business without the prior written consent of Purchaser, which consent shall be subject to the Approval Standard, unless the same is replaced, prior to Closing, with similar items of at least equal or better suitability, quality and value, free and clear of any liens or security interests.
(g)    Seller shall use commercially reasonable efforts (i) to renew or replace, or cause Manager to renew or replace, any Authorizations that are expired as of the Effective Date (including the expired Authorizations set forth on Schedule 3.9 hereto) or which will expire prior to the Closing Date and (ii) to cure the violations disclosed on Schedule 3.4 hereto, in each case prior to Closing.
6.6.    Employee Claims. Purchaser shall hold harmless, indemnify and defend Seller and Manager from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller or Manager with respect to claims, causes of action, judgments, damages (excluding punitive damages), penalties and liabilities asserted by Hotel Employees to the extent arising out of or related to any act, failure to act, any transaction or any facts or circumstances (including, without limitation, any obligations under any Union Contracts) occurring from and after the Closing Date, including, without limitation (A) the termination of any such Hotel Employees from and after the Closing Date; (B) any and all liability under the WARN Act; (C) the failure of Manager to comply with the provisions of any Union Contract from and after the Closing; (D) any claim arising under the Family and Medical Leave Act or other state leave of absence statute made by someone on a statutorily approved leave of absence at the time of Closing; (E) any alleged discrimination, breach of contract or other wrongful termination (under federal statutes, state statutes or common law); and (F) any alleged right to workers’ compensation benefits, unemployment compensation or statutory or contractual severance, including claims for any withdrawal liability or unfunded liability incurred because of participation in any pension plan covered by the Multiemployer Pension Plan Amendments Act of 1980 or other multiemployer pension plan or similar fund.
6.7.    Collective Bargaining Agreement. Purchaser shall cause Manager to perform, pay, satisfy and discharge all duties, liabilities and obligations arising from or in connection with the Union Contracts, in each case first arising from and after the Closing Date. If requested by UNITE HERE Local 2, Purchaser shall execute an owner’s letter assuming the successorship obligations under the UNITE HERE Local 2 Union Contract. The parties acknowledge that Manager contributes to two multiemployer pension plans under the Union Contracts (the “Multiemployer Plan(s)”), each of which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. The existing “employer” with respect to the Hotel for purposes of Title IV of ERISA is Manager. As a result, neither the Seller has nor, subsequent to the Closing Date, shall the Purchaser have, an obligation to contribute to the Multiemployer Plans with respect to

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the Hotel. The parties recognize, however, that a Multiemployer Plan may contend otherwise, and accordingly, the parties have agreed to include provisions herein sufficient to comply with Section 4204 of ERISA as if the Seller had an obligation to contribute to the Multiemployer Plans with respect to the Hotel. In doing so, neither the Seller nor the Purchaser admits or acknowledges that it is an “employer” with respect to the Hotel for purposes of Title IV of ERISA, or has an obligation to contribute to the Multiemployer Plans with respect to the Hotel. The parties agree that if required by representatives of a Multiemployer Plan, they will notify the Multiemployer Plan of their intention that this transaction comply with Section 4204 of ERISA. Seller and Purchaser agree that each is an “unrelated party,” as defined in Section 4204(d) of ERISA. Accordingly, the Purchaser agrees it shall (or shall cause Manager to) contribute to each Multiemployer Plan after the Closing Date with respect to the operations of the Hotel for substantially the same number of contribution base units within the meaning of Section 4001(a)(11) of ERISA for which Seller (or Manager) had an obligation to contribute to such Multiemployer Plan with respect to the Hotel. Furthermore, in the event of Purchaser’s complete withdrawal or partial withdrawal (within the meaning of Section 4203 and 4205, respectively of ERISA) from a Multiemployer Plan at any time within the period from the Closing Date through the end of the fifth plan year of such Multiemployer Plan, Purchaser shall hold harmless, indemnify and defend or cause to be indemnified and defended Seller and its Affiliates from and against any and all withdrawal liability incurred by Seller arising out of or related to such complete or partial withdrawal by Purchaser.
(a)    Purchaser and Seller intend that the sale of the Hotel contemplated by this agreement shall qualify under Section 4204 of ERISA and accordingly that no complete or partial withdrawal shall be deemed to have occurred by reason of such sale. The Purchaser and Seller shall each cooperate with one another for the purpose of establishing the availability of or obtaining a variance or exemption from the bond or escrow requirement under section 4204(a)(1)(B) of ERISA and the sale-contract requirement under section 4204(a)(1)(C) of ERISA pursuant to 29 C.F.R. Part 4204. Purchaser shall be responsible for making the request to the Multiemployer Plans for such variance, if necessary. The following provisions shall apply only if no such variance is available and any such request is denied.
(b)    If no such variance or exemption is available or any such request is denied, in each case as provided in clause (a) above, then Purchaser shall provide to the Multiemployer Plan during the period commencing on the first day of the plan year following the Closing Date and ending on the expiration of the fifth such plan year (the “Contribution Period”), a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, or an amount held in escrow by a bank or similar financial institution satisfactory to the Multiemployer Plan, in an amount equal to the greater of (i) the average annual contribution required to be made by Seller (or Manager) with respect to the operations of the Hotel for the three plan years of the Multiemployer Plan preceding the plan year in which the Closing Date occurs or (ii) the annual contribution Seller was required to make under the Multiemployer Plan with respect to the operations of the Hotel for the last plan year prior to the plan year in which the Closing Date occurs.

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(c)    If after the Closing Date but prior to the expiration of the Contribution Period, Purchaser withdraws from a Multiemployer Plan in a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) with respect to the operations of the Hotel, Seller shall be secondarily liable for any withdrawal liability it would have had to the Multiemployer Plan with respect to the operation of the Hotel (but for Section 4204 of ERISA) if the liability of the Purchaser with respect to the Multiemployer Plan is not paid.
(d)    Seller shall be responsible for posting any bond or an amount in escrow, and all expenses and costs associated therewith, which may be required under Section 4204(a)(3) by reason of a distribution of the assets of or a liquidation of Seller.
(e)    Purchaser shall indemnify Seller and its Affiliates from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller arising out of any breach of this Section 6.7 by Purchaser.
(f)    The provisions of this Section 6.7 shall survive the Closing.
6.8.    Estoppels. Promptly following Purchaser’s request, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser estoppel certificates from the counterparties under (i) any reciprocal easement agreements, operating easement agreements, and covenants, conditions and restrictions, affecting all or any portion of the Property, and (ii) the Occupancy Agreements, in each case in such form as Purchaser provides to Seller. In no event shall failure to obtain an estoppel be a default by Seller or a condition to Purchaser’s obligation to close hereunder.
6.9.    Downtown Rail Extension. Seller shall not enter into any agreement relating to the public transit project relating to the future tunnel alignment of The Portal, which is commonly referred to as the “Downtown Rail Extension” (such project, the “Transit Project”), or grant its consent to the Transit Project or any aspect or element thereof, including granting any easements or subsurface rights relating thereto, unless in each case Seller has obtained Purchaser’s prior written consent to the same, which consent shall be in Purchaser’s sole and absolute discretion. Seller shall promptly advise Purchaser of any communications with applicable Governmental Authorities relating to the Transit Project and provide copies of the same to Purchaser. Purchaser shall request from applicable Governmental Authorities such information relating to the Transit Project as Purchaser may reasonably request from time to time.
6.10.    Tax Clearance Certificates. Seller shall reasonably cooperate with Purchaser in securing a tax clearance certificate with respect to (a) sales and use taxes from the California Department of Tax and Fee Administration pursuant to Section 6813 of the California Revenue and Tax Code and (b) transient occupancy taxes from the City of San Franciso for any seller’s permit held by Seller or Manager for the Property. Following execution of this Agreement, Seller shall, or to the extent such seller’s permits are held by Manager, request that Manager (i) apply to the California Department of Tax and Fee Administration or the City of San Francisco,

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as applicable, for a certificate of tax clearance showing that all sales and use taxes and transient occupancy taxes with respect to the Property to be paid by Seller (or Manager in respect of the Hotel) to the State of California or the City of San Francisco have been paid or that none are owing and Seller shall thereafter diligently pursue obtaining the same and Seller shall deliver the same to Purchaser as soon as received; and (ii) deliver to Purchaser evidence of payment of such taxes due through Closing from the City and County of San Francisco.
6.11.    Ongoing Work.
(a)    Seller is presently pursuing the capital projects on the Property more particularly described on Schedule 6.11 (the “Ongoing Work”). Seller shall diligently pursue completion, in a good and workmanlike manner and in compliance with all Applicable Laws, of the Ongoing Work prior to Closing; provided, that subject to Seller’s compliance with such obligation, Purchaser agrees to accept the Property at Closing subject to the Ongoing Work in its then-existing state of completion as of the Closing.
(b)    Seller shall keep Purchaser reasonably informed as to the progress of the Ongoing Work, and shall be available, and shall make Seller’s contractors, architect, engineer and other professional consultants available, at reasonable times upon reasonable prior notice from Purchaser and for reasonable durations, to meet with Purchaser in order to address any questions or concerns and to keep Purchaser reasonably informed as to the progress of the Ongoing Work.
(c)    Purchaser shall receive a credit at Closing in an amount equal to the aggregate unpaid costs and expenses then remaining in order to complete the Ongoing Work, which amount shall be equal to the amount set forth in the Ongoing Work Budget less the amount of any costs and expenses paid by Seller in respect of the Ongoing Work prior to Closing (which costs and expenses shall be evidenced by paid invoices), and whether such costs and expenses relate to work (i) which has been performed but has not been paid prior to Closing or (ii) which is to be performed by Purchaser from and after Closing, and shall include any unfunded retainage. Upon the request of Purchaser, Seller will provide to Purchaser lien waivers for the costs and expenses paid by Seller in respect of the Ongoing Work prior to Closing. Furthermore, Seller agrees to provide the Title Company that which is necessary so that no exception is included on the Owner’s Title Policy which relates to mechanics or materialman’s liens in connection with the Ongoing Work.
ARTICLE VII.
CLOSING
7.1.    Closing. The Closing shall occur on the Closing Date. As more particularly described below, at the Closing the parties hereto will (i) execute or cause to be executed, or instruct the Escrow Agent to release, all of the documents required to be delivered in connection with the transactions contemplated hereby (the “Closing Documents”), (ii) deliver or cause to be delivered the same to Escrow Agent, and (iii) take or cause to be taken all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur through

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escrow at the offices of the Title Company or at such other place as Purchaser and Seller may mutually agree. At the Closing, Purchaser shall deliver the balance of the Purchase Price to Escrow Agent as provided herein. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Purchaser at the Closing, subject only to Permitted Title Exceptions and the rights of tenants, licensees and concessionaires under the Occupancy Agreements and guests in possession. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall have one (1) option to extend the Closing Date by up to thirty (30) days (the “Extension Period”) by: (i) delivering to Seller written notice of its election to extend the Closing Date at least five (5) business days prior to the then scheduled Closing Date, and (ii) delivering to Escrow Agent on or before the first day of the Extension Period a wire transfer or cashier’s or certified check in the sum of in the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Extension Deposit”), which Extension Deposit shall become part of the “Deposit” for all purposes under this Agreement.
7.2.    Seller’s Deliveries. At the Closing, Seller shall deliver or shall cause Manager to deliver, as applicable, to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn, on behalf of Seller, and shall be dated to be effective as of the Closing Date:
(a)    The Deed.
(b)    The Bill of Sale.
(c)    The Assignment and Assumption Agreement.
(d)    The Assignment of Occupancy Agreements.
(e)    The FIRPTA Certificate.
(f)    Evidence of termination of the Operating Lease.
(g)    The originals of all Property Agreements being assumed by Purchaser at Closing, to the extent in the possession or control of Seller, Manager or Seller’s agents (which will be satisfied if such items are maintained at the Hotel).
(h)    All keys, the books and records and all Warranties and Guaranties and Authorizations, in the possession of Seller, Manager or Seller’s agents, together with such property files and records in connection with the continued operation, leasing and maintenance of the Property in Seller’s or Manager’s possession (which will be satisfied if such items are maintained at the Hotel).
(i)    Any real estate transfer tax declarations, forms, or similar document required under applicable law in connection with the conveyance of the Property.

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(j)    Any other document or instrument specifically required by this Agreement to be delivered by Seller on or before the Closing Date.
(k)    An Assignment and Assumption of Management Agreement in the form attached hereto as Exhibit I, subject to changes required by Manager which are reasonably acceptable to Seller and Purchaser (the “Assignment and Assumption of Management Agreement”).
(l)    California Real Estate Withholding Statement – Form 593.
(m)    The Trademark Assignment.
(n)    Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Owner’s Title Policy, including an owner’s affidavit in the form required by the Title Company.
7.3.    Purchaser’s Deliveries. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Escrow Agent the following, duly executed and, where applicable, acknowledged and/or sworn on behalf of Purchaser, and dated as of the Closing Date:
(a)    The Assignment and Assumption Agreement.
(b)    The Assignment of Occupancy Agreements.
(c)    The Assignment and Assumption of Management Agreement.
(d)    A California Preliminary Change of Ownership Report.
(e)    The Trademark Assignment.
(f)    Any other documents or instruments specifically required by this Agreement to be delivered by Purchaser on or before the Closing Date.
(g)    At the Closing, Purchaser shall deliver to Escrow Agent the portion of the Purchase Price described in Section 2.2 hereof.
7.4.    Mutual Deliveries. At the Closing, Purchaser and Seller shall mutually execute and deliver or cause to be delivered:
(a)    A closing statement reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.
(b)    Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel or the Title Company which are not inconsistent with this Agreement or the other Closing Documents.
To the extent the delivery of any of the items in Sections 7.2, 7.3 or 7.4 of this Agreement are conditions precedent to the obligation of a party pursuant to Sections 5.1 or 5.2 of this Agreement, and the condition relating to any such item is not satisfied as of Closing, but the party for whose benefit such unsatisfied condition is made elects, nonetheless, to proceed to

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Closing, the delivery of the item applicable to the unsatisfied condition shall not be required pursuant to the provisions of Section 7.2, 7.3 or 7.4 of this Agreement.
7.5.    Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. All filing fees for the Deed and the transfer, recording, sales or other similar taxes and surtaxes due with respect to the transfer of title, as well as the cost for title insurance, endorsements and surveys, and any other costs specified on Schedule 1 attached hereto, shall all be paid in accordance with allocations set forth in Schedule 1. To the extent releases or corrective instruments are required to be delivered by Seller pursuant to the terms of this Agreement, Seller shall pay for the costs associated with the releases of any deeds of trust, mortgages and other Must-Cure Title Encumbrances encumbering the Property and for any costs associated with any corrective instruments. All other costs (except any costs incurred by either party for its own account) which are necessary to carry out the transactions contemplated hereunder shall be allocated between Purchaser and Seller in accordance with local custom in the jurisdiction in which the Hotel is located. The provisions of this Section 7.5 shall survive the Closing and any termination of this Agreement.
7.6.    Revenue and Expense Allocations. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as provided herein. Pursuant to such allocation, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Purchaser shall be entitled to all revenue and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by Purchaser pursuant to Section 2.2 hereof. All prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated and prorated as of 11:59 p.m. on the night prior to the Closing Date (the “Cut-Off Time”):
(a)    Current rents (excluding rent under the Operating Lease).
(b)    Real estate and personal property taxes.
(c)    Revenue and expenses under the Operating Agreements and Leased Property Agreements to be assigned to and assumed by Purchaser. Seller and Purchaser agree that expenses under Operating Agreements which constitute repairs and/or maintenance, other than relating to the Ongoing Work (responsibility for which shall be governed by Section 6.11 hereof), shall be allocated to Seller as to work completed prior to the Closing Date (and applicable retainage related thereto) and shall be allocated to Purchaser as to work completed from and after the Closing Date (and applicable retainage related thereto).
(d)    Utility charges (including, but not limited to, charges for phone service, cable television, gas, water, sewer and electricity).

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(e)    Municipal or other governmental improvement liens and special assessments, which shall be paid by Seller at Closing where the work has been completed, and which shall be assumed by Purchaser at Closing and paid by Purchaser where the work has been authorized or started, but not completed; provided, however, that if such liens or assessments are payable in installments, the amount of the installment applicable to the period which includes the Closing Date shall be allocated in the same manner as other items of expenses herein; and for all other installments, Seller shall be responsible for the payment of and shall pay such installments relating to periods prior to the Closing Date and Purchaser shall be responsible for the payment of and shall pay such installments relating to periods from and after the Closing Date.
(f)    License and permit fees, where transferable.
(g)    Operating Profit (as defined in the Management Agreement, without duplication of any other proration herein, and the Incentive Fee (as defined in the Management Agreement), with the Owner’s Priority (as defined in the Management Agreement) being prorated on the basis of the actual number of days in the year in which the Closing occurs) shall be prorated based on the actual Operating Profit generated prior to Closing being allocated to Seller and the actual Operating Profit generated from and after Closing being allocated to Purchaser, and any insurance premiums required to be reimbursed or paid to Manager.
(h)    All other revenues and expenses of the Property, including, but not limited to, such things as restaurant, bar and meeting room income and expenses and the like.
(i)    Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the City and County where the Property is located.
Seller shall receive a credit for any documented prepaid expenses accruing to periods on or after the Closing Date.  Purchaser shall receive a credit against the Purchase Price for the total of (i) prepaid rents, (ii) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, and (iii) unforfeited security deposits together with any interest payable to a tenant thereon held by Seller or Operating Lessee under Occupancy Agreements.  At Closing, Seller shall sell to Purchaser in connection with the Hotel, and Purchaser shall purchase from Seller, in addition to the Purchase Price:  (i) all cash funds in the Capital Expenditure Reserve Account for face value and all cash on hand or on deposit in any house bank at the Hotel, and any other cash funds held by Manager, whether in reserves or that relate to accrued expenses or otherwise, that are retained by Manager for the benefit of the Property; (ii)  the so-called “guest ledger” as mutually approved by Purchaser and Seller or Operating Lessee for the Hotel of guest accounts receivable payable to the Hotel less actual collection costs (i.e. fees retained by credit card companies) as of the check-out time for the Hotel on the Closing Date (based on guests and customers then using the Hotel) both (1) in occupancy from the preceding night through check out time the morning of the Closing Date, and (2) previously in occupancy prior to check out time on the Closing Date, less accounting charges for rooms furnished on a gratuity or complimentary basis to any hotel staff or as an

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accommodation to other parties and less Purchaser’s one-half (1/2) share of the Rooms Ledger; and (iii) any accounts receivable for the Hotel (other than the Rooms Ledger) in an amount equal to (1) one hundred percent (100%) of the amount of those receivables which are aged thirty (30) days or less as of the Closing Date, plus (2) seventy-five percent (75%) of those receivables aged thirty-one to sixty (31-60) days as of the Closing Date, plus (3) zero percent (0%) of those receivables aged greater than sixty (60) days as of the Closing Date. For purposes of this Agreement, transfer or sale at face value for cash and cash reserve amounts shall mean an amount equal to the total of all cash funds and cash reserve amounts that are transferred to Purchaser (or retained by Manager for the benefit of the Property).  The purchase price of said petty cash fund and guest ledger shall be paid to Seller at Closing by a credit to Seller in the computation of the adjustments and prorations on the Closing Date.
Seller shall be solely responsible and liable for payment of all costs and expenses arising under the Union Contracts and any costs and expenses associated with accrued but unpaid salary, wages and bonuses, accrued but unpaid profit sharing and pension, retirement, health and welfare benefits, accrued but unpaid fringe benefits, accrued but unpaid employee severance payments, and other accrued but unpaid compensation and fringe benefits, earned vacation pay, and all accrued and/or earned sick leave and there shall be a credit against the Purchase Price equal to the amount of any such amounts that are accrued and/or earned, but unpaid, as of the Closing Date. To the extent that Hotel Employees have, as of the Closing Date, any accrued but unused vacation days, holidays, sick leave, personal days and any other form of paid time off or leave (whether under the Management Agreement or otherwise) or will be entitled to an annual or other bonus at the end of the annual or other period in which the Closing Date occurs, (i) there shall be a credit against the Purchase Price equal to the amount of the value of any such days or time (and the anticipated amounts of any such bonuses based on budgeted performance as of the Closing Date, if applicable, to the extent attributable to the period prior to the Closing Date, such bonuses to be trued-up during the post-Closing prorations reconciliation period based on actual performance), and (ii) Purchaser shall be solely responsible and liable for payment of all such amounts to the extent of such credit.
Seller shall be required to pay or cause to be paid all retail sales (as distinguished from any tax on the sale of any Tangible Personal Property effected pursuant to this Agreement), occupancy and liquor taxes and like impositions up to but not including the Closing Date. Any such taxes applicable to the Rooms Ledger shall be apportioned equally between Seller and Purchaser.
Purchaser shall receive a credit at Closing for the value equivalent to seventy-five percent (75%) of all outstanding: (i) gift certificates, vouchers, donations and other similar obligations which have been issued by Seller or Manager, (ii) trade credits, trade-out or barter arrangements payable by Seller to any other party for services rendered in the past or to be rendered in the future, in each case which may be used in full or partial payment for any Hotel service, including room rentals, food and beverage service, or any other item.
If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes) or

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obligations are subject to future reconciliation (as, for example, in the case of the Incentive Fee), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense (which, in the case of the Incentive Fee shall be the Annual Operating Statement (as defined in the Management Agreement) with respect to the Fiscal Year (as defined in the Management Agreement) in which the Closing occurs). The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by Seller or by Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Closing adjustments and prorations, as provided for in this Section 7.6, shall be tentatively determined by Seller and Purchaser as of the Cut-Off Time and payment of the net figure resulting therefrom shall be paid by adjusting the Purchase Price, except as otherwise provided herein. Seller shall prepare a draft prorations schedule to be delivered to Purchaser no later than five (5) business days prior to the Closing Date and the Closing shall occur and a preliminary closing statement shall be signed by Seller and Purchaser.
Except for prorations for real estate taxes and other assessments (which shall be adjusted within thirty (30) days of receipt of the tax bill for the tax year in which the Closing occurs); prorations for the Incentive Fee (which shall be adjusted within thirty (30) days of receipt of the Annual Operating Statement), and amounts of accrued bonus and other compensation which are typically paid at year-end (which shall be adjusted within thirty (30) days after they are actually paid), Purchaser and Seller shall make a one-time post-Closing adjustment of any item of income and expense subject to adjustment as provided above which was either incomplete or incorrect (whether as a result of an error in calculation or a lack of complete and accurate information) as of the Closing. Purchaser will prepare and deliver to Seller for its review and approval a statement of prorations (the “Final Statement”) within one hundred twenty (120) days following the Closing Date, and the party in whose favor the original incorrect adjustment or error was made (“Adjusting Party”) shall pay to the other party (“Requesting Party”) the sum necessary to correct such prior incorrect adjustment or error within ten (10) business days after completion of the Final Statement. Notwithstanding any provision of this Agreement to the contrary, all items required to be adjusted pursuant to this Section 7.6 shall be adjusted within one hundred and twenty (120) days of Closing (except real estate taxes, the Incentive Fee, and accrued bonuses and other year-end compensation, which shall be re-adjusted within the periods set forth above), and such adjustment shall be final and no further adjustment to the prorations or the Purchase Price shall be made; provided that if such amounts or issues are not fully agreed upon and paid within one hundred twenty (120) days after the Closing, then, in such event, such amounts or issues shall be submitted to an independent certified public accountant with a hospitality practice reasonably acceptable to Seller and Purchaser, for final resolution, and Seller and Purchaser agree to be bound by the determination of such accountant. The costs and expenses incurred in connection with the services of such accountant shall be borne and paid equally by Purchaser and Seller. The provisions of this Section 7.6 shall survive the Closing.
7.7.    Safe Deposit Boxes. On the Closing Date, Seller shall cause Manager to make available to Purchaser at the Hotel all receipts and agreements in Manager’s possession relating

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to all safe deposit boxes in use at the Hotel, other than safes or lockboxes, if any, located inside individual guest rooms in the Hotel. From and after the Closing, Seller and Manager shall be relieved of any and all responsibility in connection with each said box, and Purchaser shall indemnify Seller, Manager and any Affiliate thereof and hold them harmless from and against any claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller shall indemnify and hold Purchaser harmless from any other liability, claim, cost or expense (including reasonable attorney’s fees) with respect to such safety deposit box arising prior to the Closing Date. The provisions of this Section 7.7 shall survive the Closing.
7.8.    Inventory of Baggage. The representatives of Seller and/or Manager, and of Purchaser shall prepare an inventory of baggage at the Hotel as of 12:00 noon on the Closing Date (which inventory of baggage shall be binding on all parties thereto) of (i) all luggage, valises and trunks checked or left in the care of the Hotel by guests then or formerly in the Hotel, (ii) parcels, laundry, valet packages and other property of guests checked or left in the care of the Hotel by guests then or formerly in the Hotel (excluding, however, property in Hotel safe deposit boxes), (iii) all luggage or other property of guests retained by Seller as security for any unpaid accounts receivable, and (iv) all items contained in the Hotel lost and found. Purchaser shall be responsible from and after the Closing Date for all baggage and other items listed in such inventory of baggage, and Purchaser shall indemnify and hold Seller, Manager and any Affiliate thereof harmless from and against any claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller hereby agrees to indemnify and hold Purchaser harmless from any other liability or claims with respect to such inventory of baggage arising prior to the Closing Date. The provisions of this Section 7.8 shall survive the Closing.
7.9.    Acquisition and Payment for Inventory. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the Inventory as part of the Property with no adjustment to the Purchase Price.
7.10.    Assumption of Liabilities. At Closing, Purchaser shall assume all (i) obligations which Purchaser expressly assumes under this Agreement, (ii) Advance Bookings, (iii) liabilities for which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments, and (iv) obligations under Permitted Title Exceptions which accrue to the period from and after the Closing Date, or which accrue to the period prior to the Closing Date but only to the extent to which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments (collectively, the “Assumed Liabilities”). The provisions of this Section 7.10 shall survive the Closing.
ARTICLE VIII.
GENERAL PROVISIONS
8.1.    Fire or Other Casualty. Seller agrees to give Purchaser prompt notice of any fire or other casualty to the Property costing more than Twenty-Five Thousand Dollars ($25,000) to repair and occurring between the Effective Date and the Closing Date of which Seller has knowledge. If, prior to Closing, the Property is damaged by fire or other casualty which is fully

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insured (without regard to deductibles) and would cost not more than Five Hundred Thousand Dollars ($500,000) and require less than 120 days to repair, then neither party shall have the right to terminate its obligations under this Agreement to purchase or sell the Property by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any insurance proceeds (except use and occupancy insurance, rent loss and business interruption insurance, and any similar insurance for the period preceding the Closing Date) that may be payable to Seller on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse Seller for actual expenditures of restoration, plus Seller shall credit the amount of any deductibles under any policies related to such proceeds to the Purchase Price. If any such damage due to fire or other casualty is insured and would cost in excess of Five Hundred Thousand Dollars ($500,000) or require more than 120 days to repair, then Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice given to Seller within ten (10) days after Seller has given Purchaser the notice of damage or casualty referred to in this Section 8.1, or on the Closing Date, whichever is earlier, in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released of all further obligations hereunder with respect to the Property except those which expressly survive a termination of this Agreement. Should Purchaser elect to proceed to Closing notwithstanding the amount of the insured loss or the time required for repairs, the Closing shall take place without abatement of the Purchase Price and at Closing Seller shall assign to Purchaser the insurance proceeds and grant to Purchaser a credit against the Purchase Price equal to the amount of the applicable deductible. If, prior to Closing, any Property is damaged by fire or other casualty which is uninsured, then Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice given to the Seller within ten (10) days after Seller has given Purchaser the notice of damage or casualty or on the Closing Date, whichever is earlier, in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released of all further obligations hereunder, except those which expressly survive a termination of this Agreement. Notwithstanding the preceding sentence, if the estimated amount to repair such uninsured casualty is not more than Five Hundred Thousand Dollars ($500,000), Seller, at its option, may elect to provide Purchaser with a credit to the Purchase Price at Closing for the estimated amount to repair such casualty, in which event Purchaser shall proceed to Closing and the Purchase Price shall be reduced by the estimated amount to repair such casualty. If Purchaser does not elect to terminate its obligations under this Agreement with respect to an uninsured casualty as aforesaid, or if any uninsured fire or casualty would cost not more than One Hundred Thousand Dollars ($100,000) to repair, then the Closing shall take place as provided herein, and the Purchase Price shall be reduced by the estimated amount to repair such casualty, not to exceed One Hundred Thousand Dollars ($100,000). All estimates made pursuant to this Section shall be made by a professional engineer selected by Purchaser in its reasonable discretion.
8.2.    Condemnation. After the Effective Date, Seller agrees to give Purchaser prompt notice of any notice it receives of any taking or threat of taking by condemnation of any part of or rights appurtenant to the Real Property. If such taking will materially interfere with the operation or use of the Hotel which constitutes a part of such Real Property, the Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice to

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Seller within ten (10) days after Seller has given Purchaser the notice of taking referred to in this Section 8.2, or on the Closing Date, whichever is earlier. For purposes of this Section 8.2, a taking will materially interfere with the operation or use of the Hotel if it leaves remaining a balance of the Real Property in a condition which, in Purchaser’s sole reasonable discretion, may not reasonably be anticipated to be economically operated for the purposes and in the manner in which the Real Property was operated prior to such taking. If Purchaser exercises its option to terminate its obligations to purchase the Property pursuant to this Section 8.2, the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder with respect to the Property, except those which expressly survive a termination of this Agreement. If Purchaser does not so elect to terminate its obligations to purchase the Property, then the Closing shall take place as provided herein, and Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts reasonably expended by Seller or Manager in collecting such sums, (ii) any amounts reasonably used by Seller or Manager to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. If, prior to the Closing, there shall occur a taking by condemnation of any part of or rights appurtenant to the Property that does not materially interfere with the operation or use of the Hotel which constitutes a part of the Property, Purchaser shall not have the right to terminate its obligations to purchase the Property under this Agreement by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts reasonably expended by Seller or Manager in collecting such sums, (ii) any amounts reasonably used by Seller or Manager to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. Provided Purchaser has not exercised its right to terminate this Agreement pursuant to this Section 8.2, Seller shall notify Purchaser in advance regarding any proceeding or negotiation with respect to the condemnation and Purchaser shall have a reasonable right, at its own cost and expense, to appear and participate in any such proceeding or negotiation. For purposes of Sections 8.1 and 8.2 of this Agreement, estimates of costs and time required for restoration or repair shall be made by an architect or engineer, as appropriate, designated by Seller and reasonably acceptable to Purchaser.
8.3.    Broker. There is no real estate broker involved in this transaction. Purchaser warrants and represents to Seller that Purchaser has not dealt with any real estate broker in connection with this transaction, nor has Purchaser been introduced to the Property or to Seller

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by any real estate broker, and Purchaser shall indemnify Seller and hold Seller harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result of having dealt with Purchaser, or as a result of having introduced Purchaser to Seller or to the Property. In like manner, Seller warrants and represents to Purchaser that Seller has not dealt with any real estate broker in connection with this transaction, nor has Seller been introduced to Purchaser by any real estate broker, and Seller shall indemnify Purchaser and save and hold Purchaser harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result of having dealt with Seller in connection with this transaction. The provisions of this Section 8.3 shall survive the Closing and any termination of this Agreement.
8.4.    Bulk Sale. Seller and Purchaser acknowledge that they do not intend to comply with and have agreed to waive the provisions of any statutory bulk sale or similar requirements applicable to the transaction to be effected by this Agreement.
8.5.    Confidentiality. Except as hereinafter provided, Purchaser and Seller and their Affiliates shall keep the terms, conditions and provisions of this Agreement and all documents or information disclosed to or made available to or discovered by each party in connection with this Agreement (including, without limitation, information in the Data Site) confidential and such information shall be used solely for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and neither Purchaser nor Seller shall make any public announcements hereof unless and until the Closing occurs unless the other first reasonably approves of same in writing, nor shall either disclose unless and until the Closing occurs the terms, conditions and provisions of this Agreement or such other documents or information, except to persons who, in the reasonable business judgment of Seller or Purchaser, as applicable, “need to know” for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and who are instructed to keep such information confidential, such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction (collectively, “Representatives”); provided, however, that information or documents shall not be subject to the provisions of this Section 8.5 if, not otherwise in violation of this Section 8.5, such information or documents, (i) were or become(s) generally available to the public, or (ii) were or become(s) available to Purchaser or its Affiliates on a non-confidential basis from a source other than Seller or its Affiliates or Manager. Upon full execution of this Agreement and if the Closing occurs, the parties may either make a joint press release, or each party may make an individual press release. Notwithstanding the foregoing, it is acknowledged that Seller is, or is an Affiliate of, a REIT, and the REIT has and will seek to sell shares to the general public; consequently, Seller shall have the absolute and unbridled right to disclose any information regarding the Transaction required by law or as determined to be necessary or appropriate by Seller or Seller’s attorneys to satisfy disclosure and reporting obligations of Seller or its Affiliates. Notwithstanding the foregoing, on or at any time following the expiration of the Study Period, Seller may make a press release or file with the United States Securities Exchange

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Commission information regarding the Transaction. Seller and Purchaser and their Representatives are cautioned that United States securities laws restrict the purchase and sale of securities by anyone who possesses non-public information about the issue of such securities. Accordingly, neither Purchaser nor any of its Affiliates nor its Representatives may buy or sell any of the securities of the Seller or any of its Affiliates so long as any of them is in possession of any material non-public information about the Seller or any of its Affiliates, including information contained in or derived from confidential information. The terms of this Section 8.5 shall supersede any prior confidentiality agreements executed by Seller, Purchaser, or any of their respective Affiliates, parents, or subsidiaries, to the extent such confidentiality agreements relate or refer, directly or indirectly, to the transactions contemplated by this Agreement. The provisions of this Section 8.5 relating to press releases shall survive the Closing and all the provisions of this Section 8.5 shall survive a termination of this Agreement for a period of one (1) year after such termination; provided, however, that any liabilities or obligations of either Seller, Purchaser or any of their respective Affiliates, parents, or subsidiaries that may have accrued or arisen under any confidentiality agreements prior to the Effective Date shall survive such confidentiality agreements being superseded hereby.
If either Seller or Purchaser or any of their Affiliates or any of their Representatives is required by any subpoena, interrogatories, request for production, or other legal process or by any Applicable Laws, or if it is determined to be necessary or appropriate by Seller or Seller’s attorneys to satisfy disclosure and reporting obligations of Seller or its Affiliates, to disclose any confidential information, Seller or Purchaser, as applicable, will give the other party prompt written notice of the requirement and will cooperate with the other party so that the other party, at its expense, may seek an appropriate protective order. In the absence of a protective order, the party required to disclose, including any Representatives, may disclose only such confidential information as may be necessary to avoid any penalty, sanction, or other material adverse consequence, and the party required to disclose will use reasonable efforts to secure confidential treatment of any confidential information so disclosed.
Seller and Purchaser stipulate that the breach of the provisions of this Section 8.5 by the other party or its respective Affiliates or Representatives may cause irreparable harm to the non-breaching party for which damages may not constitute an adequate remedy. Accordingly, the parties agree that any attempted, threatened, or actual breach of the provisions of this Section 8.5 by one party or its Affiliates or Representatives may be enjoined by an appropriate court order or judgment. The parties waive any requirement for the posting of a bond or other security as a condition to such court order or judgment. Injunctive relief will not be the sole remedy of the non-breaching party for a breach of the provisions of this Section 8.5, and all legal and equitable remedies will continue to be available to the non-breaching party. If the non-breaching party is the prevailing party in any litigation relating to the breach of the provisions of this Section 8.5 by the other party or its Affiliates or Representatives, the non-breaching party will be entitled to recover (in addition to any damages or other relief granted) its reasonable legal fees and other expenses in connection with such litigation.
Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any and all obligations of

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confidentiality contained herein and therein (the “Confidentiality Obligations”), as they relate to the transactions and events contemplated by this Agreement (collectively, the “Transaction”), shall not apply to the “structure or tax aspects” (as that phrase is used in Section 1.6011-4T(b)(3) or any successor provision of the Treasury Regulations (the “Confidentiality Regulation”) promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the Transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the Transaction not to be treated as “offered under conditions of confidentiality” within the meaning of the Confidentiality Regulation.
8.6.    Liquor Licenses. Purchaser and Seller each acknowledge that all alcoholic beverage licenses which are necessary to operate the restaurant, bars and lounges presently located within the Hotel are held jointly in the names of Manager and Operating Lessee. It is contemplated that Manager will continue to manage the Hotel from and after the Closing pursuant to the Management Agreement and in accordance with Section 8.7. Therefore, Purchaser and Seller agree that neither the transfer of any such alcoholic beverage licenses to Purchaser, nor Purchaser’s obtaining any new alcoholic beverage licenses, is necessary in connection with the Closing or for the operation of the restaurant, bars and lounges presently located within the Hotel from and after the Closing; provided, however, Purchaser intends to file a “drop partner” application to remove Operating Lessee as a co-licensee on such licenses. Notwithstanding anything to the contrary herein or elsewhere, to the extent that applicable laws prohibit the transfer of any portion of Inventory connected with the operation of the restaurant, bars and lounges presently located within the Hotel, then Purchaser or its designee shall still be required to acquire the Inventory, but the transfer of Inventory shall be appropriately limited or reduced as necessary to comply with such applicable laws without otherwise delaying Closing or reducing the Purchase Price, and such matters shall in no event constitute any breach or default by Seller or any failure of a condition hereunder. The parties shall execute or cause to be executed and file all necessary documents with the appropriate alcoholic beverage authorities prior to Closing, to the end that the Operating Lessee shall be removed as a co-licensee of any alcoholic beverage licenses held by Manager (and/or transfer of such related Inventory).
8.7.    Management Agreement. Within five (5) business days after the Effective Date Seller will notify Manager of the sale of the Property to Purchaser pursuant to this Agreement. Purchaser shall provide to Manager all of the information requested by Manager pursuant to the Management Agreement relating to the proposed sale of the Property, which Purchaser shall promptly submit to Manager. At Closing Purchaser shall assume the obligations, to the extent first arising from and after the Closing, of Seller and any of their Affiliates, as applicable, under the Management Agreement, or any guarantee thereof. Purchaser agrees to indemnify, and hold Seller and their Affiliates harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorney fees) that may at any time be incurred by Seller or any of their Affiliates arising out of, by reason of, or in connection with any obligation of, or default by, Purchaser under the Management Agreement which first occurs, accrues or arises on or after the Closing Date. Seller agrees to indemnify, and hold Purchaser and its Affiliates harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any

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time be incurred by Purchaser or its Affiliates arising out of, by reason of, or in connection with any obligation of or default by Seller or any of their Affiliates under the Management Agreement which occurs, accrues or arises prior to the Closing Date. The obligations of Purchaser and Seller contained in this Section 8.7 shall survive Closing.
ARTICLE IX.
DEFAULT; TERMINATION RIGHTS
9.1.    Default by Seller/Failure of Conditions Precedent. If (i) any condition set forth herein for the benefit of Purchaser cannot or will not be satisfied prior to Closing (unless the failure to satisfy such condition is caused by the default of Purchaser or its Affiliates under this Agreement, or is otherwise within the reasonable control of Purchaser or its Affiliates), or (ii) Seller breaches any of its covenants, representations, and/or warranties set forth in this Agreement, and, if curable, if Seller fails to cure any such matter or satisfy such condition within ten (10) calendar days after written notice thereof from Purchaser (or such other time period as may be explicitly provided for herein), (which ten (10) calendar day or other such time periods shall, if necessary, automatically extend the Closing Date to the expiration date of such ten (10) calendar day or other such time period), or upon the occurrence of any other event that would entitle Purchaser to terminate this Agreement and its obligations hereunder, unless otherwise provided for in this Agreement, Purchaser, as its sole and exclusive remedy shall elect either (a) to terminate this Agreement, in which event (i) the Deposit shall be promptly returned to Purchaser and Purchaser shall retain its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, provided that, if such termination is due to Seller defaulting in any material respect (after notice and expiration of cure periods provided above) under any of Seller’s obligations in this Agreement, Purchaser shall be entitled to reimbursement by Seller of the actual third party out-of-pocket costs and expenses incurred by Purchaser in connection with entering into this Agreement, inspecting the Property and preparing for Closing, including, without limitation, Purchaser’s reasonable attorney fees incurred in connection therewith, such reimbursement not to exceed One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in the aggregate, or if such default is in Seller’s obligation to execute and deliver the documents required of Seller pursuant to Section 7.2 of this Agreement, such that Closing does not occur, such reimbursement (without duplication) shall not exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) in the aggregate, and (ii) all other rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; or (b) to waive such matter or condition and proceed to Closing with no reduction in the Purchase Price. Notwithstanding the preceding sentence, if, at the Closing, Seller fails to comply in any material respect with any of its obligations contained in Section 7.2 or 7.4 (the “Closing Obligations”), and if all conditions precedent to Seller’s obligations hereunder have been waived or satisfied, Purchaser shall have, in addition to Purchaser’s remedies contained in the preceding sentence, the option to waive all other actions, rights, or claims for damages for the failure to perform such Closing Obligations (other than costs and expenses incurred in enforcing this Agreement and its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement or Closing), and to bring an equitable action to enforce the Closing Obligations; provided, (i) Purchaser shall provide written notice of

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Purchaser’s intention to enforce the Closing Obligations by specific performance and Seller shall not have cured performance of the Closing Obligations within ten (10) calendar days following delivery of such notice, and (ii) Purchaser’s suit for specific performance shall be filed against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before ninety (90) days following the Closing Date, failing which, Purchaser shall be barred from enforcing this Agreement by specific performance and shall be deemed to have elected to terminate this Agreement as provided herein. The provisions of this Section 9.1 shall survive the termination of this Agreement.
9.2.    Default by Purchaser/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Seller (other than a default by Purchaser) cannot or will not be satisfied prior to Closing, and if Purchaser fails to satisfy that condition within ten (10) business days after notice thereof from Seller, unless otherwise provided for in this Agreement, Seller, as its sole and exclusive remedy, shall elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If Purchaser defaults in performing any of its obligations under this Agreement, and Purchaser fails to cure any such default within the earlier of (i) the Closing, or (ii) ten (10) business days after notice thereof from Seller, then Seller’s sole remedy for such default shall be to terminate this Agreement and receive the Deposit and to retain its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement; provided, however, that Purchaser shall not be entitled to any notice and right to cure in the event it wrongfully fails to proceed to Closing as required by this Agreement.
SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT OF SUCH A DEFAULT AND THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER UPON SUCH A DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR A PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369 OR OTHER APPLICABLE LAWS, BUT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY LEGAL COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE MEANING, THE EFFECT, AND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.
_____________                        ______________
Seller’s Initials                        Purchaser’s Initials
The provisions of this Section 9.2 shall survive the termination of this Agreement.

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9.3.    Costs and Attorneys’ Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys’ fees at trial and all appellate levels. The provisions of this Section 9.3 shall survive the Closing or any termination of this Agreement.
9.4.    Limitation of Liability. The liability of each party hereto resulting from the breach or default by such party shall be limited to direct actual damages incurred by the injured party and each party hereto hereby waives its rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 9.4 shall survive the termination of this Agreement. The provisions of this Section 9.4 shall not limit or affect the rights of Seller to receive the Deposit as liquidated damages as and when provided in this Agreement.
9.5.    Indemnification of Purchaser. From and after Closing, Seller shall indemnify, defend, and hold harmless Purchaser from and against any and all claims, demands, causes of action, liabilities, judgments, losses, damages, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) arising out of, or in any way relating to the business or operation of the Property prior to Closing (but excluding liabilities related to the physical and/or environmental conditions of the Property and/or the compliance (or lack of compliance) of the Property with Applicable Laws, including any expired Authorizations), such obligations to survive Closing; provided, however, that this indemnity shall expressly exclude all liabilities for payment of obligations first arising or accruing prior to the Closing Date to the extent that Purchaser has assumed such obligations or receives a credit therefor pursuant to this Agreement. The provisions of this Section 9.5 shall survive the Closing.
9.6.    Indemnification of Seller. From and after Closing, Purchaser shall indemnify, defend, and hold harmless Seller from and against any and all such Claims resulting from or arising out, or in any way relating to the business or operation of the Property from and after Closing, such obligations to survive Closing. The provisions of this Section 9.6 will survive the Closing Date.
ARTICLE X.
MISCELLANEOUS PROVISIONS
10.1.    Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.
10.2.    Assignments. Purchaser shall have the right to (i) assign all or a portion of its right, title and interest in this Agreement in whole or in part to one or more Affiliates or subsidiaries, and/or (ii) designate one or more Affiliates or subsidiaries as its nominee to receive title to any portion the Property; provided, however, that (a) such Person remains an Affiliate or

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subsidiary of Purchaser as of the Closing, (b) Purchaser shall not be released from any of its Liabilities under this Agreement by reason of such designation or assignment prior to the Closing, and (c) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument. Other than to an Affiliate of Purchaser, Purchaser may not assign its rights hereunder without the prior consent of Seller; however, any such assignment (including one to Purchaser’s Affiliate) shall not relieve Purchaser of its obligations under this Agreement. To be effective hereunder, any assignment by Purchaser hereunder, even one to an Affiliate of Purchaser, must be accompanied by a fully executed and effective assignment and assumption and/or designation agreement provided to Seller no later than ten (10) days prior to the Closing Date. Notwithstanding any assignment of this Agreement, Purchaser shall not be released from its obligations hereunder unless and until the Closing occurs, and the assignment and assumption agreement in connection therewith shall include a statement that all representations and warranties of Purchaser in Article IV of this Agreement are true of such assignee taking assignment of this Agreement as of the date of such assignment and will be true as of the Closing in all material respects.
10.3.    Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their permitted respective successors and assigns.
10.4.    Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not business days.
10.5.    Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state in which the Property is located without regard to its principles of conflicts of law. This paragraph shall survive the closing or consummation of the conveyance contemplated by this Agreement, and any termination of this Agreement.
10.6.    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. Telecopied signatures (including signatures delivered by DocuSign, AdobeSign, or other electronic methods of transmission) shall have the same valid and binding effect as original signatures.
10.7.    Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term,

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covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
10.8.    Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.
10.9.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered (i) by hand, (ii) transmitted by email transmission, (iii) sent prepaid for next-day delivery by Federal Express (or a comparable overnight delivery service) or (iv) sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid may be given by the party required to give such notice, etc., or its attorney, and shall be deemed given or made (as the case may be) when actually delivered to or refused by the intended recipient.
If to Seller:        Ashford San Francisco II LP
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attn: Christopher Peckham
Email: cpeckham@ashfordinc.com

and:            Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Cynthia B. Nelson
Email: cbnelson@jw.com

If to Purchaser:    c/o Sixth Street Partners, LLC
888 7th Avenue
New York, New York 10106
Attn: Aman Gupta
Email: amangupta@sixthstreet.com

and:                c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attn: Joshua Peck and Sixth Street Legal
Email: jpeck@sixthstreet.com and sixthstreetlegal@sixthstreet.com

and:            c/o Riller Capital, LLC
621 San Juan Avenue, Suite A
Venice, California 90291

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Attn: Akshay Goyal
Email: akshay.goyal@rillercapital.com

With a copy to:    Latham & Watkins LLP
330 N. Wabash Avenue, 28th Floor
Chicago, Illinois 60601
Attn: Gary E. Axelrod
Email: gary.axelrod@lw.com

If to Escrow Agent:    Kensington Vanguard National Title (as agent for Fidelity National Title Insurance Company)
5949 Sherry Lane, Suite 111
Dallas, Texas 75225
Attn:  Trey Lentz
Email: TLentz@kvnational.com

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

10.10.    Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may continue to hold the Deposit pursuant to the terms hereof, or if Escrow Agent so elects, interplead the matter at the joint and several cost of Purchaser and Seller by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with

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or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed. Purchaser and Seller agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and attorney’s fee in connection with or in any way arising out of the escrow arrangement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct.
10.11.    Incorporation by Reference. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.
10.12.    Survival. Except to the extent (i) that Seller gives Purchaser written notice prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, (ii) Purchaser otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, or (iii) of a Non-Breach Inaccuracy, and Purchaser nevertheless elects to close this transaction, the representations and warranties made herein shall survive the Closing through but not beyond the Limitation Date (as hereinafter defined) after which such representations and warranties shall merge into the Closing Documents, provided that the aforesaid limitation shall not apply to the prosecution of any Claim made and action commenced in accordance with the other provisions of this Section 10.12 prior to the Limitation Date. Subject to the foregoing limitations, the representations, warranties, indemnities and agreements of Seller set forth in this Agreement and the Closing Documents shall survive for nine (9) months after the Closing (the “Limitation Date”). Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought for the untruth or inaccuracy of any representation or warranty by Seller in this Agreement or in any of the Closing Documents (other than the Deed) (a “Claim”) shall be forever barred unless, (a) no later than the Limitation Date, Purchaser delivers to Seller a written notice of the Claim setting forth the basis for such Claim, and (b) no later than one hundred twenty (120) days after the Limitation Date, files a complaint or petition against Seller alleging such Claim in an appropriate Federal district or state court and serves the same upon Seller, in which case the Limitation Date, as to such breach, shall be extended pending resolution of such complaint or petition. Notwithstanding anything to the contrary contained in this Agreement, any Claim for the untruth or inaccuracy of any representation or warranty that Purchaser may have at any time against Seller will not be valid or effective, and Seller shall have no liability with respect thereto, unless all valid Claims exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate; provided, that once such Claims meet the foregoing threshold Purchaser shall be entitled to recover all such Claims from “dollar one.” Seller’s liability for damages resulting from valid Claims for the untruth or inaccuracy of any representation or warranty by Seller shall in no event exceed three percent (3%) of the Purchase Price in the aggregate.
10.13.    Further Assurances. Seller and Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with

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consummating the transactions described herein provided that compliance with the provision of this Section 10.13 shall not increase the liability of the complying party.
10.14.    No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.
10.15.    Time of Essence. Time is of the essence with respect to every provision hereof.
10.16.    Signatory Exculpation. The signatory(ies) for Purchaser and Seller is/are executing this Agreement in his/their capacity as representative of such party and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.
10.17.    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement, unless otherwise indicated by the context:
(a)    Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
(b)    All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.
(c)    The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
(d)    Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.
(e)    Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, in San Franscico, California.
10.18.    No Recording. Neither this Agreement nor any memorandum hereof, or any other instrument intended to give notice hereof (or which actually gives notice hereof) shall be recorded. Notwithstanding the foregoing, if the same is permitted pursuant to Applicable Laws, Purchaser shall be entitled to record a notice of lis pendens if Purchaser is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.1. This Section shall survive the Closing or the earlier termination of this Agreement.
10.19.    Facsimile or Electronic Signatures. The execution of this Agreement and all notices given hereunder and all amendments hereto, may be effected by facsimile or electronic

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signatures, all of which shall be treated as originals; provided, however, that the party receiving a document with a facsimile or electronic signature may, by notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile or electronic signature.
10.20.    Seller. The use of the term “Seller” hereunder shall apply to Operating Lessee and Fee Owner as applicable and appropriate.
10.21.    Survival. The provisions of this Article X shall survive Closing. Except for provisions of this Agreement that expressly survive the Closing, and except as expressly provided in Section 10.12 hereof, all of the representations and warranties and covenants of the parties contained in this Agreement shall not survive the Closing and shall merge into the Closing Documents. Upon Closing, any breach or default of any such representations or warranties or covenants that do not expressly survive the Closing, whether known or unknown, shall be deemed waived by the Closing.
10.22.    Energy Disclosure. Purchaser acknowledges that Seller may be required to disclose certain information concerning the energy performance of the Hotel pursuant to California Public Resources Code Section 25402.10 and related regulations (collectively, the “Energy Disclosure Requirements”).  Purchaser shall obtain its own Data Verification Checklist, as defined in the Energy Disclosure Requirements (collectively, the “Energy Disclosure Information”), and agrees that Seller has timely complied in full with Seller’s obligations under the Energy Disclosure Requirements.  Purchaser acknowledges and agrees that (i) Seller makes no representation or warranty regarding the energy performance of the Hotel or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Hotel and that the energy performance of the Hotel may vary depending on future occupancy and/or use of the hotel property, and (iii) Seller shall have no liability to Purchaser for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable legal requirements, Purchaser hereby waives any right it may have to receive the Energy Disclosure Information, including, without limitation, any right Purchaser may have to terminate this Agreement or rescind the transactions contemplated by this Agreement as a result of Seller’s failure to disclose such information.  Purchaser hereby releases Seller from any liability Seller may have to Purchaser relating to the Energy Disclosure Information, including, without limitation, any liability arising as a result of Seller’s failure to disclose the Energy Disclosure Information to Purchaser prior to the execution of this Agreement or prior to Closing. Purchaser’s approval of the condition of the Hotel pursuant to the terms of this Agreement shall be deemed to include Purchaser’s approval of the energy performance of the Hotel and the Energy Performance Information.  This paragraph shall survive the Closing and any termination of this Agreement.
10.23.    Natural Hazards Disclosure Requirements. Seller, at its sole cost and expense, shall provide Purchaser with a disclosure report issued by the Disclosure Vendor which is (1) intended to comply with the natural hazard disclosure requirements which may be imposed on Seller pursuant to the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (collectively, the “Act”), and (2) will disclose if any of the Real Property lies within the following natural hazard areas or zones (the “Natural Hazard

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Area”): (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wild land area that may contain substantial forest fire risks and hazards; (e) an earthquake fault or special studies zone; or (f) a seismic hazard zone. Purchaser and Seller acknowledge that Seller will retain the services of the Disclosure Vendor to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act. Promptly upon opening of escrow, Escrow Agent shall request a natural hazards disclosure statement prepared by the Disclosure Vendor (the “Natural Hazards Disclosure Statement”) in a form required by the Act and the written report of the Disclosure Vendor (the “Natural Hazards Report”) containing the results of its examination. Promptly upon receipt of the Natural Hazards Disclosure Statement and Natural Hazards Report, Purchaser shall sign and return a copy of the Natural Hazards Disclosure Statement to Seller. Purchaser acknowledges that Purchaser's receipt of the Natural Hazards Disclosure Statement and the Natural Hazards Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purposes of this Agreement, the provisions of California Civil Code § 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Disclosure Vendor shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser acknowledges and agrees that nothing contained in the Natural Hazards Disclosure Statement releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser also agrees that nothing contained in the Natural Hazards Disclosure Statement shall entitle or give Purchaser the right to terminate this Agreement. Purchaser further acknowledges and agrees that the matters set forth in the Natural Hazards Disclosure Statement may change on or prior to the Closing and that Seller has no obligation to update, modify, or supplement the Natural Hazards Disclosure Statement.
10.24.    Waiver of Statutes Relating to Casualty Events. Purchaser and Seller hereby irrevocably waive the provisions of any statute that provides for a different outcome or treatment than as set forth in Sections 8.2 and 8.3 hereof in the event the Property shall be taken or damaged or destroyed by fire or other casualty, including, without limitation, the provisions of the Uniform Vendor and Purchaser Risk Act set forth in Section 1662 of the California Civil Code.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized representatives as of the Effective Date.
SELLER:

ASHFORD SAN FRANCISCO II LP,
a Delaware limited partnership

By:     Ashford SF GP LLC, a Delaware limited liability company, its general partner

By: /s/ Alex Rose
Name: Alex Rose
Title: Vice President

PURCHASER:

BLOCK NINE OWNER, LLC,
a Delaware limited liability company

By: /s/ Sandra Rutova
Name: Sandra Rutova
Title: Authorized Signatory

Signature Page
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Joinder by Braemar Hospitality Limited Partnership
Braemar Hospitality Limited Partnership, a Delaware limited partnership (“Joinder Party”) hereby irrevocably and unconditionally guarantees, as primary obligor and not as surety, to Purchaser, the full and prompt payment and performance of Seller’s obligations set forth in this Agreement, subject to the terms and conditions of this Agreement (including the limitations on the duration of, the amount of any claims, and the procedures on certain obligations as provided in Section 10.12 of this Agreement). Joinder Party agrees that Purchaser shall not be first required to enforce against Seller or any other Person any liability, obligation and/or duty guaranteed hereby before seeking enforcement thereof against Joinder Party. Suit may be brought and maintained against Joinder Party by Purchaser to enforce any liability, obligation and/or duty guaranteed hereby without joinder of any other Person. To the fullest extent permitted by Applicable Laws, Joinder Party unconditionally waives any guarantor or suretyship defenses that might otherwise be available to Joinder Party (and without limitation on the foregoing, Joinder Party hereby unconditionally waives any rights or defenses that are or may become available by reason of (x) California Civil Code Sections 2787 to 2855, inclusive, or (y) any election of remedies by Purchaser). The obligations of Joinder Party in this Joinder and pursuant to this Agreement shall be binding upon the successors and assigns of Joinder Party.

DATED this 6th day of October, 2025.

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Braemar OP General Partner LLC

By: /s/ Alex Rose
Name: Alex Rose
Title: Vice President

Signature Page
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RECEIPT OF ESCROW AGENT
Kensington Vanguard National Title, as Escrow Agent, acknowledges receipt of the sum of $3,500,000.00 by wire transfer from Purchaser as described in Section 2.3 of the Agreement, said wire transfer to be held pursuant to the terms and provisions of the Agreement.
DATED this 6th day of October, 2025.

KENSINGTON VANGUARD NATIONAL TITLE

By: /s/ Jennifer Maxwell
Name: Jennifer Maxwell
Title: Sr. National Escrow Officer

Receipt of Escrow Agent
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EXHIBIT A

LAND

For APN/Parcel ID(s): Lot 027, Block 3736, Lot 029, Block 3736 and Lot 035, Block 3736
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:
PARCEL ONE:
BEGINNING AT A POINT ON THE NORTHWESTERLY LINE OF FOLSOM STREET, DISTANT THEREON 50 FEET NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID LINE OF FOLSOM STREET, 125 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 80 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 27 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 75 FEET TO THE SOUTHEASTERLY LINE OF CLEMENTINA STREET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, ALONG SAID LINE OF CLEMENTINA STREET, 97 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 75 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 25 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 5 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 30 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 75 FEET TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 348.
LOT 027, BLOCK 3736
PARCEL TWO:
BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF FOLSOM STREET WITH THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY LINE OF FOLSOM STREET, 50 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 75 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 50 FEET TO THE NORTHEASTERLY LINE OF SECOND STREET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY ALONG SAID NORTHEASTERLY LINE OF SECOND STREET, 75 FEET TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 348.
PARCEL THREE:
BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF SECOND STREET, DISTANT THEREON 75 FEET NORTHWESTERLY FROM THE NORTHWESTERLY LINE OF FOLSOM STREET; RUNNING THENCE NORTHWESTERLY ALONG SAID LINE OF SECOND STREET, 35 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 55 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 5 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 25 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 30 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 80 FEET TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 348.
PARCEL FOUR:
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BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF SECOND STREET WITH THE SOUTHEASTERLY LINE OF CLEMENTINA STREET; RUNNING THENCE SOUTHEASTERLY ALONG SAID LINE OF SECOND STREET, 45 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 55 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 5 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 25 FEET; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 25 FEET; THENCE AT A RIGHT ANGLE NORTHEASTERLY, 25 FEET; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 75 FEET TO THE SOUTHEASTERLY LINE OF CLEMENTINA STREET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY ALONG SAID LINE OF CLEMENTINA STREET, 105 FEET TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 348.
LOT 029, BLOCK 3736
PARCEL FIVE:
BEGINNING AT A POINT ON THE SOUTHEASTERLY LINE OF CLEMENTINA STREET, DISTANT THEREON 202 FEET AND 6 INCHES NORTHEASTERLY FROM THE NORTHEASTERLY LINE OF SECOND STREET; RUNNING THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY LINE OF CLEMENTINA STREET, 22 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE SOUTHEASTERLY, 75 FEET; THENCE AT A RIGHT ANGLE SOUTHWESTERLY, 22 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHWESTERLY, 75 FEET TO THE POINT OF BEGINNING.
BEING A PORTION OF 100 VARA BLOCK NO. 348.
LOT 035, BLOCK 3736
A - 2
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EXHIBIT B

FORM OF TRADEMARK ASSIGNMENT

TRADEMARK ASSIGNMENT
This TRADEMARK ASSIGNMENT (this “Assignment”) is made and entered into as of [ ò ], 2025 (the “Effective Date”), by and between ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership (“Assignor”) having a place of business at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, and BLOCK NINE OWNER, LLC, a Delaware limited liability company (“Assignee”) having a place of business at c/o Sixth Street Partners, LLC, 888 7th Avenue, New York, New York 10106.
RECITALS
A. Assignor is the owner of the trademarks identified on Exhibit A (the “Trademarks”); and
B. Assignor and Assignee have entered into that certain Agreement of Purchase and Sale, dated as of October [ ò ], 2025 (the “Purchase Agreement”) pursuant to which Assignor has agreed to sell, convey, transfer, assign and deliver to Assignee and Assignee has agreed to purchase and accept from Assignor certain specified assets, including the Trademarks.
    NOW, THEREFORE, in accordance with the Purchase Agreement and in consideration of the promises and of the mutual covenants and agreements contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound, hereby agree as follows:
ASSIGNMENT

1.    Definitions. Capitalized terms used but not defined in this Assignment shall have the meanings ascribed thereto in the Purchase Agreement.
2.    Assignment. Assignor hereby sells, conveys, transfers, assigns and delivers to Assignee all of Assignor’s right, title and interest in, to and under, the Trademarks, together with that portion of Assignor’s business connected with the use of and symbolized by the Trademarks, and all past and present goodwill associated therewith or symbolized thereby, all common law rights thereto, all applications for registrations thereof (including the applications described on Exhibit A attached hereto) and all registrations that may be granted thereon, and all records and files related thereto, the right to claim priority in accordance with international treaties and conventions, the right to all income, royalties, damages and payments hereafter due or payable with respect to the Trademark, the right to register, prosecute, maintain and defend the
1

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Trademarks before any public or private agency, office or registrar, the right to sue and recover damages for all causes of action (either in law or in equity) including for past, present and future infringement and dilution of the Trademarks, and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery, including rights to insurance proceeds (regardless of whether such rights are currently exercisable) related to the Trademarks. The assignments contemplated herein are meant to be absolute assignments and not by way of security. Assignor hereby authorizes the Commissioner of Patents and Trademarks in the United States Patent and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries or multinational authorities, to record Assignee as the assignee of all of Assignor’s right, title and interest in, to and under the Trademarks and to deliver to Assignee, and to Assignee’s attorneys, agents, successors or assigns, all official documents and communications.
3.    Further Assurances. Assignor agrees to execute and deliver any and all affidavits, testimonies, declarations, oaths, samples, exhibits, specimens and other documentation, and otherwise agrees to assist Assignee, its successors and assigns as reasonably requested by Assignee to effect the terms of this Assignment.
4.    Specific Performance. The parties hereto agree that irreparable damage would occur to Assignee if any provision of this Assignment were not performed by Assignor in accordance with the terms hereof and that Assignee shall be entitled to an injunction or injunctions to prevent breaches of this Assignment or to enforce specifically the performance of the terms and provisions of this Assignment in addition to any other remedy to which it is entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.
5.    Terms of the Purchase Agreement. Assignor and Assignee acknowledge and agree that the representations, warranties and agreements contained in the Purchase Agreement, and any limitations thereto, shall remain in full force and effect to the full extent provided therein. In the event of any conflict between the terms of this Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.
6.    Successors and Assigns. The provisions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment by any party shall relieve such party of any of its obligations hereunder. No provision of this Assignment is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
7.    Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.
8.    Amendments; Waivers. No amendment or modification to any terms or provisions of this Assignment, or waiver of any covenant, obligation, breach or default under this Assignment, shall be valid unless in writing and executed and delivered by each of the parties.
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9.    Headings; Construction. The descriptive headings contained in this Assignment are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Assignment. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Assignment.
10.    Severability. If any term or provision of this Assignment is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Assignment, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
11.    Entire Agreement. This Assignment, together with the Purchase Agreement, contain the entire agreement and understanding between the parties with respect to the transactions contemplated hereby, and supersedes all previous agreements, negotiations, representations, and understandings (written or oral) with respect thereto.
12.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. A party may deliver executed signature pages to this Assignment by facsimile or electronic transmission to any other party, which facsimile or electronic copy shall be deemed to be an original executed signature page.
(Signature page follows)

3

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||
IN WITNESS WHEREOF, the parties have executed this Trademark Assignment as of the Effective Date.

ASSIGNOR:

ASHFORD SAN FRANCISCO II LP,
a Delaware limited partnership

By:     Ashford SF GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

[Signature Pages Continue.]

Signature Page to Trademark Assignment

ASSIGNEE:
BLOCK NINE OWNER, LLC,
a Delaware limited liability company

By:
Name:
Title:

|US-DOCS\163655107.9||

EXHIBIT A

TRADEMARKS

Mark	Country	International Classes	Status	Registration Number	Registration Date	Registration Expiration Date
THE CLANCY	Canada	43	Live Registered	TMA1094561	March 1, 2021	March 1, 2031
THE CLANCY	EUIPO	43	Registered	17918462	October 16, 2018	June 15, 2028
THE CLANCY	United Kingdon	43	Registered	UK00003318193	September 7, 2018	June 15, 2028
THE CLANCY	United Kingdom	43	Registered	UK00917918462	October 16, 2018	June 15, 2028
THE CLANCY	United States	43	Live Registered	6329162	April 20, 2021	N/A

B - 1
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EXHIBIT C

FORM OF DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:
Same address as above
_____________________________________________________________________    _________________
APNs:                                 (Above Space for Recorder's Use Only)

GRANT DEED

The undersigned declares:

DOCUMENTARY TRANSFER TAX IS $_____________ (County and City)

( ) computed on full value of property conveyed, or
( ) computed on full value less value of liens and encumbrances remaining at time of sale.
( ) Unincorporated area: (x) City and County of San Francisco

_____The undersigned Grantor_________________________
Signature of Declarant or Agent determining tax – Firm Name

ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership ("Grantor"), for valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, as of ________, 202_, hereby GRANTS unto ________________________________ (the "Grantee") all that real property situated in San Francisco County, State of California, and more particularly described on Exhibit A attached hereto and made a part hereof (together with all improvements and fixtures thereon, the "Property").

This foregoing grant of real property is made and accepted expressly subject to:
1)    Non-delinquent general and special real property taxes and assessments and public and private assessments;
2)    Zoning and other laws and ordinances affecting the Property; and
3)    The matters set forth on Exhibit B attached hereto and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

C – 1
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IN WITNESS WHEREOF, Grantor has executed this Grant Deed effective as of the date set forth above.

[ASHFORD SAN FRANCISCO II LP,
a Delaware limited partnership]

                            By: ____________________________
                            Name: __________________________
                            Title: ___________________________
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ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA        )
                    )
COUNTY OF _______________    )

    On ____________________, before me, ______________________________, Notary Public, personally appeared ________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

    I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

______________________________________
Notary Public

(Seal)

C – 3
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EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF THE PROPERTY

[TO BE ATTACHED]

C – 4
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EXHIBIT B TO GRANT DEED

PERMITTED ENCUMBRANCES

[TO BE ATTACHED]

C – 5
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EXHIBIT D

SPECIAL WARRANTY BILL OF SALE

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership (“Fee Owner”), and ASHFORD TRS SF LLC, a Delaware limited liability company (“Operating Lessee”), hereby convey to _______________________ (“Purchaser”) all of its respective right, title and interest in and to the following (collectively, the “Personal Property”):
(i)    all items of Tangible Personal Property (as defined in that certain Agreement of Purchase and Sale dated _______________, 20____ by and between Seller and Purchaser (the “Agreement”)), except any Tangible Personal Property leased by Seller or Operating Lessee;
(ii)    to the extent transferable, all of the Intangible Personal Property (as defined in the Agreement);
(iii)    the Warranties and Guaranties (as defined in the Agreement); and
(iv)    all petty cash funds used in connection with hotel guest operations at the Property, and the so-called “guest ledger” for the Hotel (as defined in the Agreement) located on the Property of guest accounts receivable payable to the Hotel as of the check-out time for the Hotel on the date hereof (based on guest and customers then using the Hotel) both (A) in occupancy from the preceding night through check out time on the date hereof, and (B) previously in occupancy prior to check out time on the date hereof.
IN WITNESS WHEREOF, Seller and Operating Lessee have executed this Bill of Sale effective as of ____________________, 20____.
SELLER:

____________________________________

By:
Name:
Title:

OPERATING LESSEE
____________________________________

By:
Name:
Title:
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EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership (“Fee Owner”), and ASHFORD TRS SF LLC, a Delaware limited liability company (“Operating Lessee” and, together with Fee Owner, collectively, “Seller”), hereby assign and delegate to _______________________ (“Assignee”) all of their respective right, title and interest in and to the following:
(i)    all Operating Agreements (as defined in that certain Agreement of Purchase and Sale dated __________________, 20____ by and between Seller and Assignee (the “Agreement”)) with respect to the Property (as defined in the Agreement);
(ii)    all Leased Property Agreements (as defined in the Agreement); and
(iii)    the Authorizations (as defined in the Agreement);
(collectively, the “Assigned Agreements”).
Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Assigned Agreements, to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof).
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment and Assumption Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
This Assignment and Assumption Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Telecopied signatures (or signatures delivered by DocuSign, AdobeSign or other electronic transmission) shall have the same valid and binding effect as original signatures.

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IN WITNESS WHEREOF, Seller and Assignee have executed this Assignment as of ___________________, 20__.

SELLER:

____________________________________

By:
Name:
Title:

____________________________________

By:
Name:
Title:

ASSIGNEE:

____________________________________

By:
Name:
Title:

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EXHIBIT F

FORM OF ASSIGNMENT OF OCCUPANCY AGREEMENTS

ASSIGNMENT OF OCCUPANCY AGREEMENTS

For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASHFORD SAN FRANCISCO II LP, a Delaware limited partnership (“Fee Owner”), and ASHFORD TRS SF LLC, a Delaware limited liability company (“Operating Lessee” and, together with Fee Owner, collectively, “Seller”), each hereby assigns to _______________________ (“Assignee”) all of its or their respective right, title and interest in and to the Occupancy Agreements, as defined in that certain Agreement of Purchase and Sale dated _________________, 20__ by and between Seller and Purchaser (the “Agreement”). Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Occupancy Agreements to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof).
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment of Occupancy Agreements or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
This Assignment of Occupancy Agreements may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Telecopied signatures (or signatures delivered by DocuSign, AdobeSign or other electronic transmission) shall have the same valid and binding effect as original signatures.

F – 1
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IN WITNESS WHEREOF, Seller and Assignee have executed this Assignment of Occupancy Agreements as of ___________________, 20____.
SELLER:

____________________________________

By:
Name:
Title:

____________________________________

By:
Name:
Title:

ASSIGNEE:

____________________________________

By:
Name:
Title:

F – 2
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EXHIBIT G

FORM OF FIRPTA CERTIFICATE

CERTIFICATE OF NON-FOREIGN STATUS

TO: ____________________________________________

FROM: ____________________________________________ (“Seller”)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Seller, the undersigned hereby certifies the following on behalf of Seller:
    (a)    Seller is a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code Regulations;
    (b)    Seller’s U.S. employer identification number is                 ;
    (c)                                 (“Transferor”), is the ultimate beneficial owner of Seller;
    (d)    Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
    (e)    Transferor’s U.S. Taxpayer Identification Number is             ; and
    (c)    Transferor’s office address is: c/o Braemar Hospitality Limited Partnership, 14185 Dallas Parkway, Suite 1200, Dallas, Texas.
    Transferor understands that this Certificate of Non-Foreign Status may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
    Under penalties of perjury, undersigned in the capacity set forth below, hereby declares that he has examined this Certificate of Non-Foreign Status, and to the best of his knowledge and belief it is true, correct, and complete; and the undersigned further declares that he has authority to sign this document on behalf of Seller in such capacity
[Signature Page Follows]
G - 1
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SELLER:

____________________________________

By:
Name:
Title:

Date of Execution:
G - 2
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EXHIBIT H

INTENTIONALLY DELETED
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EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION
OF
MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of [ ò ], by and between ASHFORD TRS SF LLC (“Assignor”) and BLOCK NINE OWNER, LLC (“Assignee”).

RECITALS:

    A.    Assignor and MARRIOTT HOTEL SERVICES, LLC (“Manager”) are parties to that certain Management Agreement dated as of October 1, 2020 (as modified, amended and assigned, the “Management Agreement”) relating to that certain hotel commonly known as The Clancy and located at 299 2nd Street, San Francisco, California 94105.

    B.    Assignor is conveying all of its right, title and interest in and to the Hotel (as defined in the Management Agreement) to Assignee as of the date hereof.

    C.    Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Management Agreement, and Assignee desires to assume the rights and obligations of Assignor with respect to the Management Agreement.

    D.    In connection with the Management Agreement, Assignor, Ashford San Francisco II LP, a Delaware limited partnership (“Landlord”), and Manager are the current parties to that certain Amended and Restated Owner Agreement dated as of October 1, 2020 with respect to the Hotel (as amended and assigned, the “Owner Agreement”).

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

    1.    Assignment. Assignor hereby sells, assigns, conveys, transfers and grants to Assignee all of Assignor’s right, title and interest in, to and under the Management Agreement as of 11:59 PM on the date hereof (the “Assignment Effective Date”).

    2.    Assumption. Assignee hereby accepts all of Assignor’s right, title and interest in, to and under the Management Agreement, agrees to be bound by the Management Agreement, and assumes all the duties, obligations and liabilities of Assignor accruing under or with respect

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to the Management Agreement accruing from and after the Assignment Effective Date; provided, that as between Manager and Assignee only, from and after the Assignment Effective Date, Assignee shall be deemed to have assumed, and shall be responsible for, all duties, obligations and liabilities of “Owner” accruing under or with respect to the Management Agreement irrespective of the date on which such duties, obligations and liabilities accrued. As a result of the foregoing proviso, Assignor and Landlord agree to indemnify Assignee and hold Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) asserted against or incurred by Assignee with respect to the Management Agreement to the extent relating to the period prior to the Assignment Effective Date or out of any failure by Assignor or Landlord to perform or observe the obligations, covenants, terms and conditions related to the Management Agreement to the extent first arising and accruing prior to the Assignment Effective Date.

    3.    Further Assurances. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Management Agreement and otherwise carry out the intent and purpose of this Agreement, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

    4.    Termination of Owner Agreement. Assignor, Landlord, and Manager, as applicable, agree that in connection with the assignment and assumption of the Management Agreement as provided herein, the Owner Agreement will terminate effective as of Assignment Effective Date. In no event shall Assignee have any obligation or liability under the Owner Agreement.

    5.    Third-Party Beneficiary. The parties hereto acknowledge and agree that Manager and its successors and assigns are third-party beneficiaries of this Agreement, have all the rights and benefits of a third-party beneficiary with respect to Section 2 of this Agreement, and is entitled to rely upon and directly enforce the provisions of Section 2.

    5.    Binding Effect. The terms, covenants, conditions and obligations imposed upon each party herein shall be binding upon the successors and assigns of such party.

    6.    Miscellaneous. Capitalized terms used but not defined herein shall have the meanings set forth in the Management Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an electronic signature or an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart. Each party hereto waives any defenses to the enforceability of the terms of this Amendment based on the foregoing forms of signature.

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[SIGNATURES FOLLOW ON NEXT PAGE]

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                    ASSIGNOR:

                                                ASHFORD TRS SF LLC,
                                                 a Delaware limited liability company

                                                    By:
                                                    Name:
                                                    Title:

                                                    ASSIGNEE:

                                                    BLOCK NINE OWNER, LLC,
                                                    a Delaware limited liability company

                                                    By:
                                                    Name:
                                                    Title:    _______________________________

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MANAGER’S CONSENT

The undersigned, as “Manager” under the Management Agreement and with respect to the Guaranty, hereby consents to the foregoing Assignment and Assumption of Management Agreement.

                                                    MANAGER:

                                                    MARRIOTT HOTEL SERVICES, LLC

                                                    By:
                                                    Name:
                                                    Title:    _______________________________

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LANDLORD’S CONSENT

The undersigned, as “Landlord” under that certain Amended and Restated Owner Agreement currently by and between Assignor, Manager and Landlord, dated as of October 1, 2020, hereby consents to the foregoing Assignment and Assumption of Management Agreement.

                                                    LANDLORD:

                                                    ASHFORD SAN FRANCISCO II LP,
                                                    a Delaware limited partnership

                                                    By:        Ashford San Francisco II LP,
                                                            a Delaware limited liability company, its general partner

                                                            By:
                                                            Name:
                              Title: ________________________

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EXHIBIT J

MANAGER ESTOPPEL CERTIFICATE

    MARRIOTT HOTEL SERVICES, LLC, a Delaware limited liability company (“Manager”), hereby certifies to BLOCK NINE OWNER, LLC, a Delaware limited liability company (“Owner”), and [ ò ] (“Lender”) that as of [ ò ]:

    1.    Manager is the “Manager” and Owner is the “Owner” under the Management Agreement, as such term is defined on Exhibit A relating to the hotel commonly known as The Clancy and located at 299 2nd Street, San Francisco, CA 94105 (the “Hotel”); provided, however, the Side Letter is not being assigned to Owner.

    2.    The Management Agreement (a) is in full force and effect, and (b) has not been further amended, restated, or otherwise modified except as set forth on Exhibit A.

    3.    To the best of Manager’s knowledge:

        (a)    there is no existing Default or Event of Default (as such terms are defined in the Management Agreement) by Owner under the Management Agreement, and

        (b)    no event has occurred which, with the giving of notice or passage of time or both, would become a Default or Event of Default by Owner under the Management Agreement;

(c)    the Base Fee and the Incentive Fee due and payable under the Management Agreement have been paid through [ ò ] (subject to reconciliations and adjustments in accordance with the Management Agreement).

Manager’s liability under this estoppel certification is limited to Manager being estopped by [ ò ] and Owner from asserting any claim in contradiction of Manager’s statements made herein as of the date hereof.
[SIGNATURE FOLLOWS ON NEXT PAGE]
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                                                    MANAGER

                                                    MARRIOTT HOTEL SERVICES, LLC,
                                                    a Delaware limited liability company

                                                    By:
                                                    Name:
                                                    Title:

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EXHIBIT A

MANAGEMENT AGREEMENT DEFINITION

    Amended and Restated Management Agreement for The Clancy Hotel, Ashford TRS SF LLC (Owner), Marriott Hotel Services, Inc. (Manager), October 1, 2020
    Assignment and Assumption of Management Agreement, Courtyard Management Corporation (Assignor), Marriott Hotel Services, Inc. (Assignee), Ashford TRS SF LLC (Owner), October 1, 2020
    Amended and Restated Owner Agreement for San Francisco Hotel, Ashford San Francisco II LP (Landlord), Ashford TRS SF LLC (Tenant), Marriott Hotel Services, Inc. (Manager), October 1, 2020
    Side Letter to Amended & Restated Management Agreement, Marriott Hotel Services, Inc., Ashford TRS SF LLC, Ashford San Francisco II LP, October 1, 2020

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SCHEDULE 1

CLOSING COST ALLOCATIONS

Deed Recording Fee	S
Sales Tax	P
Survey	P
Title Insurance (Basic)	S
Endorsements or Deletions to Title Policy	P
Mortgagee Policy	P
Real Estate Transfer Tax	S
Mortgage Tax	P
Escrow Fees	P/S
Title Company Closing Services Fees	P/S

LEGEND:
P = To be paid by Purchaser
S = To be paid by Seller
P/S = To be paid equally by Seller and Purchaser
N/A = Not applicable

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SCHEDULE 3.4

VIOLATIONS OF LAW

Notice regarding Backflow Prevention Assembly Test Results from San Francisco Water Power Sewer dated July 15, 2025

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SCHEDULE 3.9

EXPIRED AUTHORIZATIONS

None.
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SCHEDULE 3.15

UNION CONTRACTS

1.    Collective Bargaining Agreement between Courtyard Management Corporation for the San Francisco Downtown Courtyard (The Clancy, Autograph Collection) and UNITE HERE, Local 2, with a term of August 14, 2013, to August 14, 2018.
2.    Memorandum of Understanding between UNITE HERE! Local 2, affiliated with UNITE HERE! International Union and the San Francisco Marriott Marquis, Courtyard Marriott, Marriott Union Square, W Hotel, St. Regis Hotel and Westin St. Francis Hotels, last dated February 26, 2018.
3.    Side Letter of Agreement on Governmental Coordination between UNITE HERE Local 2 and Marriott International, Inc., through several subsidiaries for San Francisco Marriott Marquis, San Francisco Marriott Union Square, The Clancy Hotel, Palace Hotel, W San Francisco, St. Regis San Francisco, and Westin St. Francis, dated July 27, 2022.
4.    Memorandum of Agreement between UNITE HERE Local 2 and the Employer of the Employees at the San Francisco Marriott Marquis, The Clancy San Francisco, Marriott Union Square, W Hotel, St. Regis Hotel, and Westin St. Francis San Francisco Hotels last dated October 7, 2022.
5.    Memorandum of Agreement by and between Courtyard Management Corporation (Marriott Hotel Services, Inc.) for the San Francisco Downtown Courtyard rebranded as The Clancy, Autograph Collection and UNITE HERE Local 2, last dated November 15, 2022.
6.    Memorandum of Agreement Concerning the use of Mobile Dining and UNITE HERE International Union and its affiliates, applicable to certain specified hotels including The Clancy, last dated March 14, 2023.
7.    Memorandum of Agreement by and between Courtyard Management Corporation (Marriott Hotel Services, Inc.) for the San Francisco Downtown Courtyard rebranded as The Clancy, Autograph Collection and UNITE HERE Local 2, last dated November 30, 2023.
8.    Collective Bargaining Agreement by and between Marriott Hotel Services, Inc. dba The Clancy and the International Union of Operating Engineers, Stationary Engineers, Local 39, with a term of November 1, 2024 – October 31, 2030.
9.    Marriott Hotels – UNITE HERE Local 2 Term Sheet 2024-2028 CBA by and between UNITE HERE Local 2 and the Employer of the Employees at the San Francisco Marriott Marquis, The Clancy San Francisco, Marriott Union Square, W Hotel, St. Regis Hotel, The Palace San Francisco, and Westin St. Francis San Francisco Hotels last dated December 27, 2024.

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SCHEDULE 3.20

REGISTERED TRADEMARKS

Mark	Country	International Classes	Status	Registration Number	Registration Date	Registration Expiration Date
THE CLANCY	Canada	43	Live Registered	TMA1094561	March 1, 2021	March 1, 2031
THE CLANCY	EUIPO	43	Registered	17918462	October 16, 2018	June 15, 2028
THE CLANCY	United Kingdon	43	Registered	UK00003318193	September 7, 2018	June 15, 2028
THE CLANCY	United Kingdom	43	Registered	UK00917918462	October 16, 2018	June 15, 2028
THE CLANCY	United States	43	Live Registered	6329162	April 20, 2021	N/A

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SCHEDULE 6.11

ONGOING WORK

    Electrical Fire Repairs – ongoing repairs due to an electrical fire at the Property. As of the Effective Date, a planned power outage is in the process of being rescheduled in order to complete the repairs. Seller and Purchaser agree that the budget for this work is Two Hundred Sixty-Six Thousand and No/100 ($266,000.00) (the “Electrical Fire Repairs Budget”).
    Internet Upgrade – ongoing work in connection with an internet upgrade at the Property. Seller and Purchaser agree that the budget for this work is Two Hundred Fifty-Five Thousand Two Hundred Twenty-Five and No/100 ($255,225.00) (the “Internet Upgrade Budget”, and together with the Electrical Fire Repairs Budget, the “Ongoing Work Budget”).
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